Exhibit 10.27

BOND EXCHANGE,
REIMBURSEMENT, PLEDGE AND SECURITY AGREEMENT

between

FEDERAL HOME LOAN MORTGAGE CORPORATION

and

ATAX TEBS I, LLC
as Sponsor

Relating to

Freddie Mac
Multifamily Variable Rate Certificates
Series M024

Dated as of September 1, 2010

TABLE OF CONTENTS
Page

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1	Definitions	2
Section 1.2	Interpretation	12

ARTICLE II
REPRESENTATIONS, COVENANTS, WARRANTIES AND CONDITIONS

Section 2.1	Representations and Warranties	12
Section 2.2	Other Representations and Warranties by the Sponsor and Representations and Warranties by Freddie Mac.	24
Section 2.3	Conditions	27
Section 2.4	Breach of Representations and Warranties	31

ARTICLE III
COVENANTS OF THE SPONSOR

Section 3.1	Freddie Mac Closing Fee and Closing Expenses; Other Closing Costs and Initial Deposits	32
Section 3.2	Reimbursement of Credit Advances	32
Section 3.3	Scheduled Payments and Deposits	32
Section 3.4	Reimbursement of Liquidity Advances	33
Section 3.5	Payment of Costs, Fees and Expenses	33
Section 3.6	Application and Timing of Payments	35
Section 3.7	[Reserved]	36
Section 3.8	Payment of Prepayment/Substitution Premium	36
Section 3.9	Substitution of Credit Enhancement or Liquidity Facility	37
Section 3.10	Additional Provisions Regarding Prepayment/Substitution Premium	37
Section 3.11	Remarketing Agent for the Class A Certificates	37
Section 3.12	Indemnification	37
Section 3.13	Freddie Mac Not Liable	38
Section 3.14	Pledged Class A Certificates and Class B Certificates	39
Section 3.15	Other Covenants of Sponsor	39
Section 3.16	Liability of the Sponsor	40
Section 3.17	Waivers and Consents	41
Section 3.18	Subrogation	41
Section 3.19	Substitution	41
Section 3.20	Release Event Upon Sale of Pre-Selected Mortgaged Property	44
Section 3.21	Optional Series Pool Release Date	45
Section 3.22	Rights of Sponsor Upon Freddie Mac Downgrade	45
Section 3.23	Release Event Upon Bond Event of Default	46
Section 3.24	Release of the Villages at Lost Creek Senior Custodial Receipt RA-7-2. 46
Section 3.25	Loans by Guarantor or Its Affiliates	47
Section 3.26	Credit Advances; Real Estate Taxes	47

i

ARTICLE IV
AGREEMENT TO EXCHANGE

Section 4.1	Exchange	47
Section 4.2	Mandatory Delivery; Ownership; Registration of Transfer	48
Section 4.3	Failure to Deliver	48

ARTICLE V
INTEREST RATE PROTECTION

Section 5.1	Hedge Requirement	48
Section 5.2	Hedge Agreement Terms	49
Section 5.3	Failure to Deliver Subsequent Hedge	52
Section 5.4	[Reserved]	52
Section 5.5	Pledge and Assignment of Security Interest in Hedge Collateral	52
Section 5.6	Obligations Remain Absolute	53
Section 5.7	Swap Option	53

ARTICLE VI
UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.1	Events of Default	54
Section 7.2	Remedies; Waivers	55
Section 7.3	Rights with Respect to Defaults under Bond Mortgages; Bond Purchase Loan	57
Section 7.4	No Remedy Exclusive	59

ARTICLE VIII
PLEDGE, SECURITY AND CUSTODY OF PLEDGED SECURITY COLLATERAL

Section 8.1	Pledged Security Collateral	59
Section 8.2	Delivery of Pledged Security Collateral	59
Section 8.3	Amounts Received on Class B Certificates and Pledged Class A Certificates	60
Section 8.4	Amounts Received on Purchased Assets	61
Section 8.5	Release of Purchased Assets	61
Section 8.6	Release of Class B Certificates and Pledged Class A Certificates	61
Section 8.7	Loss to Pledged Security Collateral	62
Section 8.8	[Reserved]	62
Section 8.9	Ownership Restrictions	62
Section 8.10	Representations and Warranties of the Sponsor to the Pledge Custodian	62
Section 8.11	Custody Account	62
Section 8.12	Appointment and Powers of the Pledge Custodian	63
Section 8.13	Successor Pledge Custodian	64
Section 8.14	Qualifications of Pledge Custodian	65
Section 8.15	Application of Proceeds	65
Section 8.16	No Additional Waiver Implied by One Waiver	65
Section 8.17	Cooperation	65
Section 8.18	Termination	65
Section 8.19	Transfers	66
Section 8.20	Representations and Warranties of the Pledge Custodian	66

ii

ARTICLE IX
MISCELLANEOUS

Section 9.1	Counterparts	67
Section 9.2	Amendments, Changes and Modifications	67
Section 9.3	Payment Procedure	67
Section 9.4	Payments on Business Days	67
Section 9.5	Governing Law; Severability	67
Section 9.6	Notices	68
Section 9.7	Further Assurances and Corrective Instruments	69
Section 9.8	Term of this Agreement	69
Section 9.9	Assignments; Transfers; Third-Parties Rights	69
Section 9.10	Headings	69
Section 9.11	Limitation on Personal Liability	69
Section 9.12	Consent of Freddie Mac	70
Section 9.13	Disclaimer; Acknowledgments	70
Section 9.14	Entire Agreement	70
Section 9.15	Survival of Representation and Warranties	70
Section 9.16	Waiver of Claims	71
Section 9.17	Waivers of Jury Trial	71

Schedule A:	Mortgaged Properties and Yield Maintenance Period
Schedule A-1:	Bonds
Schedule A-2	Enhanced Bonds and Enhanced Custodial Receipts
Schedule A-3	Subordinate Custodial Receipts and Related Bonds
Schedule A-4	Pre-Selected Deposited Assets
Schedule B:	Qualifications to Representations and Warranties
Schedule C:	Bond Mortgage Note Rates
Exhibit I:	Tax Credit Agency Letters Applicable to Mortgaged Properties
Exhibit II:	Amortization Schedules
Exhibit III:	Prepayment Schedule

iii

BOND EXCHANGE, REIMBURSEMENT, PLEDGE AND SECURITY AGREEMENT

THIS BOND EXCHANGE, REIMBURSEMENT, PLEDGE AND SECURITY AGREEMENT dated as of September 1, 2010 (this “Agreement”) by and between the FEDERAL HOME LOAN MORTGAGE CORPORATION (“Freddie Mac”), a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States, and ATAX TEBS I, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as Sponsor (the “Sponsor”).

R E C I T A L S:

1. Freddie Mac has agreed with the Sponsor to exchange certain Certificates described below for (i) various series of multifamily housing revenue bonds (or in the case of the Fairmont Oaks Mortgaged Property, beneficial ownership certificates therein) owned by the Sponsor, the interest on which is excludable from the gross income of certain holders for federal income tax purposes and which have been issued by various state and local governmental entities (as further identified on Schedule A-2, the “Enhanced Bonds”) and (ii) various series of senior custodial receipts (as further identified on Schedule A-2, the “Enhanced Custodial Receipts” and together with the Enhanced Bonds, the “Deposited Assets”) issued pursuant to the terms of the Custody Agreement dated as of the date hereof (the “Custody Agreement”) between the Sponsor and The Bank of New York Mellon Trust Company, N.A., as custodian (the “Custodian”).

2. The Enhanced Custodial Receipts represent senior beneficial ownership interests in various other series of multifamily housing revenue bonds (or in the case of the Lake Forest Mortgaged Property, beneficial ownership certificates therein) to be deposited by the Sponsor and held pursuant to the Custody Agreement, the interest on which is excludable from the gross income of certain holders for federal income tax purposes and which have been issued by various state and local governmental entities (as further identified on Schedule A-2, the “Custodian-Held Bonds” and together with the Enhanced Bonds, the “Bonds”).  Pursuant to the Custody Agreement, there will also be issued various related series of subordinate custodial receipts representing a subordinate beneficial ownership interest in the portion of the Custodian-Held Bonds not to be credit enhanced by Freddie Mac (the “Subordinate Custodial Receipts”), as such Subordinate Custodial Receipts are listed on Schedule A-3 hereof.

3. Freddie Mac will deposit and pool the Deposited Assets pursuant to a Series Certificate Agreement dated as of the date hereof (together with the Standard Terms attached thereto, the “Series Certificate Agreement”) between Freddie Mac, in its corporate capacity, and Freddie Mac, as Administrator.

4. Pursuant to the Series Certificate Agreement, Freddie Mac has agreed to provide credit enhancement with respect to the Deposited Assets and the related Certificates issued thereunder and to provide liquidity support for Class A Certificates issued thereunder.

5. The Sponsor will arrange for the initial public sale of the Class A Certificates and will pledge the Class B Certificates to Freddie Mac as a portion of the security for its obligations to Freddie Mac hereunder.

6. The Sponsor’s obligations under this Agreement are secured by (i) a pledge of the Class B Certificates and any Pledged Class A Certificates purchased pursuant to Section 6.06 of the Series Certificate Agreement to be held for the benefit of Freddie Mac pursuant to Article VIII, (ii) a pledge of any Purchased Assets held for the benefit of Freddie Mac pursuant to Article VIII, (iii) a pledge of the Hedge Collateral pursuant to Section 5.5, and (iv) a pledge of the amounts held pursuant to the Repair Escrow Agreement, the Ohio Portfolio Escrow Agreement and the Villages at Lost Creek Escrow Agreement.  In addition, in order to vest in Freddie Mac the right to control remedies with respect to the Bonds, the Sponsor will cause Freddie Mac to be appointed or otherwise hold all rights as Bondholder Representative under the Bond Documents and the Bond Mortgage Documents contemporaneously with the execution hereof for all Bonds.

7. The Guarantor is providing the Guaranty to guaranty certain of the Sponsor’s obligations hereunder.

8. Contemporaneously with the execution and delivery of this Agreement, the Class B Certificates are being transferred, subject to the terms of the Series Certificate Agreement, to Freddie Mac as Pledge Custodian to be held in the Custody Account as provided in Article VIII.

9. The Class A Certificates will initially be issued bearing a variable interest rate to be reset on a weekly basis.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Freddie Mac and the Sponsor do hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.  All initially capitalized terms included in the Recitals above and not specifically defined in this Agreement shall have the meanings therefor contained in Exhibit A to the Series Certificate Agreement.  Unless otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following terms shall have the respective meanings set forth below for all purposes of this Agreement.

“Administrator” means Freddie Mac in its capacity as Administrator under the Series Certificate Agreement and its successors or assigns in such capacity.

“Advance” means either a Credit Advance or a Liquidity Advance.

“Agreement” means this Bond Exchange, Reimbursement, Pledge and Security Agreement, as the same may be amended, modified or supplemented from time to time.

“Allocable Expense Amount” has the meaning set forth in Section 8.3(c).

“Bond Documents” means, with respect to any Bond, the trust indenture, ordinance, resolution and any other agreements or instruments pursuant to which such Bond has been issued or secured (including any loan agreement, note, mortgage, deed of trust or any rate cap or interest rate protection agreement delivered to the applicable Bond Trustee) or governing the operation of the Project financed by such Bond, as the same may be amended or supplemented from time to time.

“Bondholder Representative” means Freddie Mac as assignee or holder, as applicable, of all rights to control remedies (whether directly or indirectly through the Custodian or another entity acting for such purpose) as “Bondholder Representative”, “Controlling Party”, “Servicing Agent” or majority owner of the Bonds, as applicable, under the Bond Documents.

“Bond Event of Default” means, with respect to an issue of Bonds, the occurrence of a default under the related Bond Documents (following any applicable grace period or notice and cure period but only to the extent provided in the related Bond Documents).

“Bond Mortgage Documents” means, with respect to each Bond Mortgage Loan, the Bond Mortgage, the Bond Mortgage Note, the LURA, the Loan Agreement and any related documents evidencing the obligations of the Owner under the Bond Mortgage Note or securing payment or performance of such obligations or otherwise pertaining to such obligations, including any HUD Document, as each such document, agreement or instrument may be amended, modified or supplemented from time to time.

“Bond Purchase Loan” shall have the meaning set forth in Section 7.3(b).

“Bonds” means the Custodian-Held Bonds and the Enhanced Bonds, as listed together on Schedule A-1 hereto.

“Breach” shall have the meaning set forth in Section 2.4(a).

“Cap” or “Cap Agreement” means an interest rate cap agreement delivered pursuant to and satisfying the requirements of Article V as the same may be amended, supplemented or restated, including any renewal or replacement thereof.

“Cap Documents” means each Cap Agreement and any and all other agreements evidencing the Cap and the obligations of the Counterparty and the Sponsor thereunder.

“Cap Fee Escrow” means the escrow account to be held by the Servicer in accordance with the terms hereof to provide for payments made or caused to be made by the Sponsor as required by Section 5.1 for the purchase of a Subsequent Hedge.

“Cap Payments” shall have the meaning provided in Section 5.5.

“Certificates” means the Class A Certificates and the Class B Certificates, as applicable.

“Class A Certificates” means the Class A Certificates designated as such and issued pursuant to the Series Certificate Agreement.

“Class B Beneficial Owners” means the Sponsor, any transferee from the Sponsor or any other Person so long as it owns a beneficial interest in any Class B Certificate.

“Class B Certificates” means the Class B Certificates designated as such and issued pursuant to the Series Certificate Agreement.

“Closing Date” means the date the Series Certificate Agreement is delivered by Freddie Mac in its corporate capacity and as Administrator thereunder.

“Counterparty” means the counterparty approved in writing by Freddie Mac as being one of the parties on its approved list of counterparties not more than 15 days prior to the Closing Date or the date of delivery of a Subsequent Hedge, as applicable, named in the Hedge Agreement (or a Subsequent Hedge) that is obligated to make payments in accordance with the terms thereof.

“Credit Advance” means any advance by Freddie Mac under this Agreement or the Series Certificate Agreement (other than a Liquidity Advance), including but not limited to (i) an advance to pay principal or interest distributable with respect to any Class A Certificates or Deposited Asset, (ii) any advance to cure a Breach, (iii) an advance by Freddie Mac pursuant to the terms of this Agreement to purchase a Subsequent Hedge, (iv) any advance in connection with a Mandatory Tender Event pursuant to Section 6.04 of the Series Certificate Agreement or an Optional Disposition Right pursuant to Section 7.05 of the Series Certificate Agreement, (v) an advance in connection with a Release Event pursuant to Section 3.08 of the Series Certificate Agreement, (vi) an advance to pay any portion of the Fee Component or any other fee due and owing that the Sponsor fails to cause to be paid in accordance with the Sponsor Documents, the non-payment of which jeopardizes the security pledged hereunder, (viii) any advance to pay property taxes due but unpaid or any other unpaid assessments or impositions with respect to a Mortgaged Property and (ix) any advance in connection with an Enforcement Action.

“Credit Enhancement” has the meaning set forth in the Series Certificate Agreement.

“Custodial Receipts” means, together, the Enhanced Custodial Receipts and the Subordinate Custodial Receipts.

“Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian under the Custody Agreement, and any successor in such capacity.

“Custodian-Held Bonds” means the tax exempt multifamily housing revenue bonds deposited and held pursuant to the terms of the Custody Agreement of which the Custodial Receipts represent a beneficial ownership interest therein, as further identified on Schedule A-2.

“Custody Account” means a trust account in the name of the Pledge Custodian, as collateral agent for Freddie Mac, as further described in Section 8.11.

“Custody Agreement” means the Custody Agreement dated as of the date hereof by and between the Sponsor and the Custodian, as the same may be amended, supplemented or restated from time to time.

“Data Tape” means the data tape dated August 27, 2010 submitted by or on behalf of the Sponsor to Freddie Mac with respect to the Bonds and the Mortgaged Property.

“Default Rate” means the base rate or prime rate of Citibank, N.A. until such time as another “Money Center” bank is designated by Freddie Mac in its discretion by notice to the Sponsor, plus four percent (4%).

“Deposited Assets” means, together, the Enhanced Bonds and the Enhanced Custodial Receipts deposited and pooled pursuant to the Series Certificate Agreement.

“Discount Rate” means, for purposes of calculating the Prepayment/Substitution Premium under Section 3.8(a), the interest rate, as of the date which is five Business Days prior to the applicable Yield Maintenance End Date for the applicable Deposited Asset, which shall be found among the Daily Treasury Yield Curve Rates (commonly known as “Constant Maturity Treasury” rates) for an obligation with a maturity date corresponding to the applicable Yield Maintenance End Date, as reported on the U.S. Department of the Treasury website, expressed as a decimal to two digits.  If no published Constant Maturity Treasury rate matches the remaining applicable Yield Maintenance Period, Freddie Mac shall interpolate as a decimal to two digits the interest rate between (a) the Constant Maturity Treasury rate with a maturity closest to, but shorter than, the expiration date of the applicable Yield Maintenance Period, and (b) the Constant Maturity Treasury rate with a maturity closest to, but longer than, the expiration date of the applicable Yield Maintenance Period, as follows:

A = the Treasury Constant Maturity rate with a maturity closest to, but shorter than, the expiration date of the Yield Maintenance Period
B = the Treasury Constant Maturity rate with a maturity closest to, but longer than, the expiration date of the Yield Maintenance Period
C = number of months to maturity for the Treasury Constant Maturity rate with a maturity closest to, but shorter than, the expiration date of the Yield Maintenance Period
D = number of months to maturity for the Treasury Constant Maturity rate with a maturity closest to, but longer than, the expiration date of the Yield Maintenance Period
E = number of months remaining in the Yield Maintenance Period

In the event the U.S. Department of the Treasury ceases publication of the Constant Maturity Treasury rates, the Discount Rate shall equal the yield on the first U.S. Treasury security that is not callable or indexed to inflation, which matures after the expiration date of the applicable Yield Maintenance Period.

“Enforcement Action” means, with respect to any Mortgaged Property, the advertising of or commencement of any foreclosure or trustee’s sale proceedings, the exercise of any power of sale, the obtaining of or seeking of the appointment of a receiver, the taking of possession or control or the collecting of rents, the commencement of any suit or other legal, administrative, or arbitration proceeding against the Mortgaged Property or the Owner based upon any of the Bond Mortgage Documents, or the taking of any other enforcement or remedial action against the Owner arising under or connected with the Mortgaged Property.

“Enhanced Bonds” means the Bonds for which Freddie Mac is providing its Credit Enhancement pursuant to the Series Certificate Agreement as listed on Schedule A-2 hereto.

“Enhanced Custodial Receipts” means those senior custodial receipts (representing an interest in the related underlying Bonds) for which Freddie Mac is providing its Credit Enhancement pursuant to the Series Certificate Agreement as indicated on Schedule A-2 hereto.

“Event of Default” means the occurrence of an event of default as described in Section 7.1.

“Fee Component” means, with respect to each Bond Mortgage Loan, the regular, ongoing fees due from time to time to the Issuer, the Bond Trustee and the rebate analyst, as such fees are set forth in the applicable Indenture.

“Foreclosure” shall be deemed to have occurred when title to the Mortgaged Property encumbered by a Bond Mortgage is acquired in the name of the Bond Trustee, Freddie Mac, the Sponsor, the Bondholder Representative, or the designee of any such party or in a third party purchaser’s name through foreclosure or deed-in-lieu.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States, and its successors.

“Freddie Mac Fee” means the fee payable to Freddie Mac for providing the Credit Enhancement, the Liquidity Facility and for serving as Administrator and Pledge Custodian.  Such fee shall be an amount equal to one-twelfth of 1.67% (one hundred sixty-seven basis points) times the Current Class A Certificate Balance, and shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed.  Such fee shall be payable as provided in Section 3.3 and shall accrue monthly based upon the Current Class A Certificate Balance as of the first day of each month.  If an Administrator or Pledge Custodian other than Freddie Mac is appointed, Freddie Mac will allocate a portion of the Freddie Mac Fee to the payment of the fees of such substitute Administrator or Pledge Custodian.  The Freddie Mac Fee does not include fees for extraordinary services of the Administrator or Pledge Custodian.

“Freddie Mac Purchase Notice” has the meaning set forth in Section 7.3(b).

“Freddie Mac Reimbursement Amount” means the amounts that the Sponsor is required to cause to be paid to Freddie Mac pursuant to this Agreement to reimburse Freddie Mac for any Advances, which amounts shall be equal to the sum of all Advances not previously reimbursed on behalf of the Sponsor, together with any interest thereon, late charges, default interest and other amounts payable to Freddie Mac under this Agreement (except any share of collected late charges that the Servicer is entitled to retain as additional servicing compensation) as a result of a default under the Owner Documents, and shall be paid as provided in Sections 3.2, 3.3 and 3.4 of this Agreement.

“Government Obligations” means direct and general obligations of the United States of America or obligations of any agency or instrumentality of the United States of the payment of the principal and interest of which are guaranteed by the full faith and credit of the United States of America.

“Guaranty” means the Limited Support Agreement dated as of the date hereof between the Guarantor and Freddie Mac, as amended, supplemented or restated.

“Guarantor” means America First Tax Exempt Investors, L.P., a Delaware limited partnership, and any permitted successor or assign thereof under the Guaranty.

“Guide” means the Freddie Mac Multifamily Seller/Servicer Guide, as amended from time to time.

“Hedge” or “Hedge Agreement” means a Cap.

“Hedge Collateral” has the meaning set forth in Section 5.5.

“HUD Document” means, with respect to any Mortgaged Property, any interest rate reduction payment agreement, housing assistance payment agreement or similar document delivered by or on behalf of the Department of Housing and Urban Development to provide support for rent or mortgage loan payments.

“Indenture” means, with respect to each issue of Bonds, the Trust Indenture or the Indenture of Trust, as applicable, between the Issuer and Bond Trustee or the Resolution of the Issuer pursuant to which the Bonds are issued and secured, as the same may be amended, modified or supplemented from time to time.

“Index Rate” means a rate equal to the index of the weekly index rate resets of tax exempt variable rate issues included in a database maintained by Municipal Market Data, a Thomson Financial Services Company, or its successors, which meet specific criteria established by The Securities Industry and Financial Markets Association, such index currently known as The Securities Industry and Financial Markets Association (SIFMA) Municipal Swap Index or any successor to such index.

“Initial Purchaser” means D.A. Davidson & Co., as initial purchaser of the Class A Certificates under the Remarketing Agreement.

“Issuer” means, with respect to each issue of Bonds, the governmental entity that issued such Bonds, and its successors.

“Liquidity Advance” means an advance by Freddie Mac pursuant to the terms of the Series Certificate Agreement to pay the Purchase Price of any Class A Certificates tendered optionally by Class A Certificateholders pursuant to Section 6.03 of the Series Certificate Agreement that have not been remarketed by the Remarketing Agent pursuant to the Remarketing Agreement and the Series Certificate Agreement and therefore, with respect to which there are no proceeds of remarketing.

“Liquidity Commitment Termination Date” means, with respect to the Class A Certificates, the first to occur of (a) the date such Class A Certificates shall have been redeemed in full, (b)  the termination of the Series Certificate Agreement, (c) the conversion of the Reset Rate Method to a term interval that extends to the last day on which such Class A Certificates will remain outstanding and (d) a Tender Option Termination Event under the Series Certificate Agreement.

“Liquidity Facility” has the meaning set forth in the Series Certificate Agreement.

“Liquidity Rate” means the base rate or prime rate of interest of Citibank, N.A. until such time as another “Money Center” bank is designated by Freddie Mac in its discretion by notice to the Sponsor, plus two percent (2%) per annum.

“Losses” shall have the meaning set forth in Section 3.12.

“LURA” shall have the meaning set forth in Section 2.1(gg).

“Mandatory Tender Event” shall mean each event defined as a "Mandatory Tender Event" in Section 6.04 of the Series Certificate Agreement.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency.

“Mortgaged Property” means any of the properties listed as a Mortgaged Property in Schedule A attached hereto.

“Obligations” means the obligations of the Sponsor (a) to pay or cause to be paid all amounts, including fees, costs, charges and expenses payable under this Agreement and (b) to observe and perform each of the terms, conditions and provisions of the Sponsor Documents.

“Offering Circular” means in each case, the preliminary and final Offering Circular (together with the related Offering Circular Supplement) related to the sale of the Class A Certificates.

“Ohio Portfolio Escrow Agreement” means the Rehabilitation Escrow Agreement (Ohio Portfolio) dated as of the date hereof among the Sponsor, the Servicer and Freddie Mac, as amended, supplemented or restated.

“Optional Series Pool Release Date” means either (i) September 15, 2017 or (ii) September 15, 2020.

“Owner” means, with respect to each Mortgaged Property, the owner of such Mortgaged Property, and any successor owner of the Mortgaged Property.

“Owner Documents” means, with respect to each Bond Mortgage Loan, the Bond Documents and the Bond Mortgage Documents.

“Person” means an individual, estate, trust, corporation, partnership, limited liability company or any other organization or entity (whether governmental or private).

“Pledge Custodian” means Freddie Mac, or any successor thereto as provided in Article VIII.

“Pledged Class A Certificate” means (a) any Class A Certificate following an optional tender by its Holder or the exercise by such Holder of its Optional Disposition Right during the period from and including the date of its purchase by the Administrator on behalf of and as agent for the Sponsor with an Advance under Section 6.01(b) of the Series Certificate Agreement but excluding the date on which such Class A Certificate is remarketed to any person other than Freddie Mac, the Sponsor or any Affiliate of the Sponsor and (b) any Class A Certificate purchased by the Administrator on behalf of and as agent for the Sponsor from monies paid by Freddie Mac pursuant to the Liquidity Facility following the occurrence of a Mandatory Tender Event.

“Pledged Security Collateral” has the meaning set forth in Section 8.1

“Prepayment/Substitution Premium” means, when such premium is due and payable pursuant to Sections 2.4(c), 3.8, 3.19, 3.21, 3.23 or 3.24 hereof, an amount equal to the present value (discounted at the applicable Discount Rate) of the monthly payments of the Freddie Mac Fee that would have been earned assuming scheduled principal payments of the Deposited Asset(s) during the remainder of the applicable Yield Maintenance Period for the applicable Deposited Asset(s) had the redemption, funding, Release Event, substitution or mandatory tender not occurred.

“Pre-Selected Deposited Asset” means the four (4) Deposited Assets indicated on Schedule A-4 that have been pre-selected by the Sponsor as of the Closing Date as being eligible for substitution and release from the Series Pool pursuant to Sections 3.19 and 3.20 due to the sale of the related Pre-Selected Mortgaged Property to an unrelated third party.  Only two of such four Pre-Selected Deposited Assets may actually be substituted and released based on such circumstances.

“Pre-Selected Mortgaged Property” means a Mortgaged Property related to an Pre-Selected Deposited Asset.

“Purchase Date” means (a) during the Weekly Reset Period, any Business Day specified by a Class A Certificateholder as the date on which Class A Certificates owned by such Class A Certificateholder are to be purchased in accordance with the provisions of Section 6.03 of the Series Certificate Agreement, (b) any date on which the Class A Certificates are subject to mandatory tender in accordance with the provisions of Section 6.04 of the Series Certificate Agreement and (c) any date on which the Class A Certificates are subject to optional disposition in accordance with the provisions of Section 7.05 of the Series Certificate Agreement.

“Purchase Price” means, with respect to any Class A Certificate required to be purchased pursuant to Section 6.06 of the Series Certificate Agreement, the balance of such Class A Certificate plus interest accrued thereon to the Purchase Date.

“Purchased Asset” means a Deposited Asset purchased by Freddie Mac on behalf of the Sponsor from monies paid by Freddie Mac pursuant to the Credit Enhancement following the occurrence of a Release Event.

“Rating Agency” has the meaning provided in the Series Certificate Agreement.

“Released Asset” has the meaning set forth in Section 3.19 hereof.

“Remarketing Agent” means D.A. Davidson & Co., as remarketing agent under the applicable Remarketing Agreement, and any successor in such capacity.

“Remarketing Agent Fee” has the meaning set forth in the Remarketing Agreement with respect to the Class A Certificates.

“Remarketing Agreement” means the Certificate Purchase and Remarketing Agreement dated as of the date hereof among the Sponsor, Freddie Mac, the Initial Purchaser and the Remarketing Agent as amended, supplemented or restated.

“Repair Escrow Agreement” means the Repair Escrow Agreement dated as of the date hereof by and among Freddie Mac, the Servicer and the Sponsor with respect to the repairs required to be completed at the Mortgaged Properties during the time period(s) established therein, as the same may be amended, supplemented or restated.

“Release Purchase Price” means, with respect to any Deposited Asset, an amount equal to the then outstanding principal amount of such Deposited Asset plus accrued interest on such Deposited Asset to, but not including, the Release Event Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Series Certificate Agreement” means the Series Certificate Agreement as defined in Recital 2 hereof, as amended, restated or supplemented.

“Series Pool” means a discrete pool formed by Freddie Mac consisting of Deposited Assets and other Assets therein described with respect to which Freddie Mac has elected partnership status, as set forth in the Series Certificate Agreement.

“Servicer” means the eligible servicing institution designated by Freddie Mac, or its successor, as servicer of each Bond Mortgage Loan.  Initially, NorthMarq Capital, LLC shall act as the Servicer.

“Servicing Agreement” means the Servicing Agreement dated as of the date hereof between the Servicer and Freddie Mac concerning the servicing of the Bond Mortgage Loans, the Bonds and each Hedge, as the same may be amended from time to time, including any replacement Servicing Agreement entered into with a successor servicer.

“Servicing Fee” means the monthly fee due the Servicer under the Servicing Agreement in an amount equal to one-twelfth of 0.08% (eight basis points) times the outstanding principal balance of each Bond Mortgage Loan, calculated on the basis of a 365/366 day year for the actual number of days elapsed.

“Sponsor Documents” means this Agreement, the Series Certificate Agreement, the Servicing Agreement, the Remarketing Agreement, the Repair Escrow Agreement, the Guaranty, each Hedge Agreement, the Custody Agreement, the Ohio Portfolio Escrow Agreement, the Villages at Lost Creek Escrow Agreement and any other agreement, instrument or certificate executed by the Sponsor or by the Guarantor in connection with the transactions contemplated thereby.

“Sponsor Paid Expenses” has the meaning set forth in Section 8.3(c).

“Strike Rate” shall have the meaning set forth in Section 5.2.

“Subordinate Custodial Receipts” means those subordinate Custodial Receipts issued pursuant to the Custody Agreement representing subordinate ownership interest in the portion of Custodian-Held Bonds not credit enhanced by Freddie Mac, as indicated on Schedule A-3 hereto.

“Subsequent Hedge or Subsequent Hedge Agreement”  shall mean a Hedge Agreement in place during any Subsequent Hedge Period.

“Subsequent Hedge Period” means a period during which a Subsequent Hedge Agreement is provided as required by the provisions of Article V.

“Substitute Asset” means an issue of multifamily housing revenue bonds, or senior custodial receipts evidencing a senior ownership interests in such bonds, substituted for an issue of Enhanced Bonds or Enhanced Custodial Receipts pursuant to Section 3.19.

“Substitute Property” means a multifamily housing project that is substituted for a Project pursuant to Section 3.19.

“Tax Certificate” means the Tax Certificate, the Non-Arbitrage Certificate and Tax Agreement or any similar agreement or certificate executed by the Owner certifying to or agreeing to comply with the requirements of Section 103 of the Internal Revenue Code of 1986, as amended, in connection with the issuance of the related Bonds.

“Term” has the meaning set forth in Section 9.8.

“Terminating Mandatory Tender Date” shall have the meaning set forth in the Series Certificate Agreement.

“Title Insurance Policy” means, with respect to any Mortgaged Property, the title insurance policy insuring the lien of the related Bond Mortgage.

“Total Release Price” means an amount equal to the Release Purchase Price plus Hypothetical Gain Share, if any.

“Underwriting Package” means the documents and reports submitted by the Sponsor to Freddie Mac and relied upon by Freddie Mac in its decision to execute and deliver the Series Certificate Agreement.

“UCC Collateral” has the meaning set forth in Article VI hereof.

“Uniform Commercial Code” or “U.C.C.” means the Uniform Commercial Code as from time to time in effect in each applicable jurisdiction.

“Villages at Lost Creek Escrow Account” means the Villages at Lost Creek Escrow Account established and held by The Bank of New York Mellon Trust Company, N.A. for the benefit of Freddie Mac pursuant to the Villages at Lost Creek Escrow Agreement.

“Villages at Lost Creek Escrow Agreement” means the Escrow Agreement (Villages at Lost Creek) dated as of the date hereof by and among the Sponsor, Freddie Mac, the Servicer and The Bank of New York Mellon Trust Company, N.A., as collateral agent for Freddie Mac, as the same may be amended, supplemented or restated.

“Yield Maintenance Period” means, with respect to each Deposited Asset, the period beginning on the Closing Date and ending on the applicable Yield Maintenance End Date.

“Yield Maintenance End Date” means, either (a) September 1, 2020 with respect to events of the type set forth in Sections 3.8(a)(i), 3.8(a)(iv), 3.8(a)(v) and 3.8(a)(vi) or (b) the applicable date indicated on Schedule A with respect to each Deposited Asset with respect to events of the type set forth in Sections 3.8(a)(ii) and 3.8(a)(iii).

Section 1.2 Interpretation.  In this Agreement, unless the context otherwise requires, words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.  Unless the context shall otherwise indicate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include partnerships, corporations and associations, including public bodies, as well as natural persons.  The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder”, and any similar terms, as used in this Agreement, refer to this Agreement.  Any reference in this Agreement to an “Exhibit”, a “Section”, a “Subsection”, a “Paragraph” or a “subparagraph” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Agreement, a section of this Agreement, a subsection of the section of this Agreement in which the reference appears, a paragraph of the subsection within this Agreement in which the reference appears, or a subparagraph of the paragraph within which the reference appears.  All Recitals set forth above and all Exhibits attached to or referred to in this Agreement are incorporated by reference into this Agreement.  Any reference to an executed agreement or instrument herein shall be to such agreement or instrument as amended, supplemented or restated in accordance with its terms.

ARTICLE II
REPRESENTATIONS, COVENANTS, WARRANTIES AND CONDITIONS

Section 2.1 Representations and Warranties.  As of the Closing Date, the Sponsor represents and warrants the following as to each Bond Mortgage and, as applicable, the related Bond Documents with respect to the Bonds.  The Sponsor acknowledges that such representations and warranties (as qualified by Schedule B hereto), together with the other representations, covenants, warranties and agreements of the Sponsor contained in this Agreement, are relied upon by Freddie Mac and serve as a basis for the agreement of Freddie Mac to exchange the Certificates for the Deposited Assets, and the undertakings of Freddie Mac contained in the Series Certificate Agreement with respect to the Credit Enhancement and the Liquidity Facility.  Freddie Mac acknowledges that, except for the representations and warranties contained in Subsections 2.1(uu), 2.2(a)(iii), 2.2(a)(iv), 2.2(a)(v), 2.2(a)(vi) and 2.2(a)(vii), although the Sponsor has undertaken such review of each Bond Mortgage and Bond Documents with respect to the Bonds as it deems appropriate, the warranties and representations set forth in this Agreement are intended solely to allocate risk between the Sponsor and Freddie Mac and to establish the circumstances under which Freddie Mac may exercise certain remedies under this Agreement, are not personal assurances by the Sponsor that all matters represented and warranted to are factually correct or true as to each such Bond or Bond Mortgage, as applicable, and may not be the basis for a claim of personal liability, except as otherwise provided in Section 9.11(b) herein.  The representations and warranties contained in Subsections 2.1(uu), 2.2(a)(iii), 2.2(a)(iv), 2.2(a)(v), 2.2(a)(vi) and 2.2(a)(vii) are intended to be personal assurances that the matters warranted to in those Subsections are factually correct, and any breach thereof may be the basis for a claim of personal liability against the Sponsor.

For the purposes of the representations and warranties made by the Sponsor in this Article II:  (i) “diligent inquiry” and “due diligence” shall mean that the Sponsor has conducted such inquiry and diligence as would customarily be conducted by a Freddie Mac approved “Delegated Lender” contemplating making or purchasing mortgage loans on properties comparable to the properties securing the Bond Mortgage Loans, determined at the time the inquiry or diligence in question was conducted or should have been conducted; (ii) “constructive knowledge” shall mean knowledge obtainable (even if not actually obtained), assuming the exercise of either (a) reasonable care or diligence, or (b) diligent inquiry and due diligence in accordance with (i) above, as applicable; (iii) “employees” of the Sponsor shall include any employees of the Sponsor and of any Affiliates who have provided services to the Sponsor in connection with the transaction contemplated by this Agreement; (iv) “best knowledge” shall mean the best knowledge (which shall include actual knowledge and constructive knowledge in accordance with (ii) above) of the employees of the Sponsor and attorneys for the Sponsor working on the transaction contemplated by this Agreement; (v) “actual knowledge” shall mean the actual knowledge (excluding constructive knowledge) of the employees of the Sponsor and attorneys for the Sponsor working on the transaction contemplated by this Agreement; and (vi) “Sponsor Affiliates” means the Guarantor, and any other entity controlled by, or under common control with, any of them.

(a) Rent Schedule; Data Tape.  The rent schedules submitted to Freddie Mac contain no material errors of which the Sponsor has knowledge, and accurately states the gross potential rents, the actual leased rents, the rent concessions provided (if any), and the rent subsidies (if any) for each Mortgaged Property as of the effective date thereof, and all other information regarding the Mortgaged Property contained in the Data Tape provided to Freddie Mac regarding the Mortgaged Property is true, complete and correct in all material respects.

(b) Location of Improvements.  All improvements to the Mortgaged Property that have been included in its appraised value lie within the boundaries of the land as described in the legal description attached to the related Bond Mortgage, or to the extent that any such improvements encroach onto any adjoining land, each such encroachment falls within the exceptions for encroachments set forth in Guide Chapter 16 except as set forth on Schedule B.  No improvements on neighboring properties encroach onto the Mortgaged Property, or all such encroachments fall within the exceptions for encroachments set forth in Guide Chapter 16.

(c) No Damage.  There exists no unrepaired or unrestored damage to the Mortgaged Property from fire or other casualty since the date of the Bond Mortgage that would materially and adversely affect its value as security for the Bond Mortgage, or, if such damage exists, sufficient funds have been escrowed to fully restore the Mortgaged Property to the same size and density as existed prior to such casualty, and such restoration is permitted under all applicable building and zoning laws and regulations.

(d) Mortgaged Property Condition and Operation.

(i) The Mortgaged Property is in good and habitable condition except as noted on Schedule B.

(ii) To Sponsor’s best knowledge, there is no material uncured violation at the Mortgaged Property of any building or housing code or similar law or ordinance.

(iii) Except for the Mortgaged Properties listed on Schedule B which are currently undergoing rehabilitation, all repairs and improvements to the Mortgaged Property required by the related Repair Escrow Agreement have been completed in accordance with the terms thereof.

(iv) Sponsor has completed a site inspection of the Mortgaged Property on or after January 1, 2010.  Sponsor’s inspection of the Mortgaged Property did not disclose any conditions that would materially adversely affect the value of the Mortgaged Property, which were not taken into account in the appraisal of the Mortgaged Property, including, but not limited to, environmental hazards, needed repairs, tenancy issues, the condition of adjoining properties and other similar matters.

(v) The Mortgaged Property is adequately served by public water and sewer systems and all necessary public utilities.

(vi) The Mortgaged Property is in material compliance with all applicable statutes, rules and regulations, including, but not limited to, subdivision, health, safety, fire and building codes.  The Mortgaged Property is in material compliance with all regulatory agreements and restrictive covenants which affect the Mortgaged Property.  The physical configuration of the Mortgaged Property is not in material violation of the Americans with Disabilities Act.

(vii) The Mortgaged Property is located in one of the fifty (50) states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the U.S. Virgin Islands or other territories or possessions of the United States.

(viii) The Mortgaged Property consists of five (5) or more dwelling units.  (For the purposes of this representation and warranty, a “dwelling unit” must include both a kitchen and a bathroom.)

(ix) No Mortgaged Property is operated as a manufactured housing park.

(x) If the Mortgaged Property includes any retail, commercial or other non-residential units (“mixed uses”), (A) (1) it is a single structure; or (2) it consists of multiple structures, some of which contain mixed uses, but none of which are exclusively retail or commercial; or (3) it consists of multiple structures, most of which are entirely residential, but one (or a small number) of which consists of retail stores primarily intended to serve residents of the Mortgaged Property; and (B) gross income from non-residential uses does not exceed 20% of the Mortgaged Property’s gross income; and (C) the area devoted to non-residential uses does not exceed 20% of the Mortgaged Property.

(xi) No Mortgaged Property is a Seniors Housing Property (as defined in the Guide).

(e) Condemnation.  No part of the Mortgaged Property has been taken by condemnation or any similar proceeding since the date of the Bond Mortgage, and, to the best of Sponsor’s knowledge, there is no pending or threatened (in writing) condemnation or similar proceeding with respect to all or any part of the Mortgaged Property.

(f) Authorization and Execution of Documents.  The Bond Mortgage and all documents delivered in connection with the Bond Mortgage have been validly authorized and executed by the parties thereto.  With respect to each Mortgaged Property, all documents delivered in connection with the Bond Mortgage and the related issue of Bonds have been validly authorized and executed by the parties thereto.

(g) Loan Proceeds; Settlement Statement.  To Sponsor’s best knowledge, all proceeds of the Bond Mortgage for any Mortgaged Property have been disbursed directly to, or for the account of, the Owner in a manner that satisfied the requirements of the Bond Documents other than the Mortgaged Properties set forth on and as described on Schedule B.

(h) Insurance.  The Mortgaged Property is covered by hazard, flood, liability and rent loss insurance that meets the requirements of the Guide as of the applicable Closing Date except as set forth on Schedule B.  Without limiting the generality of the foregoing, for any Bond Mortgage secured by a Mortgaged Property located in whole or in part in a Special Flood Hazard Area (“SFHA”) identified by the Federal Emergency Management Agency, (i) each building that lies within the SFHA is covered by flood insurance in an amount at least equal to the least of (A) its insurable replacement cost, (B) its prorated portion of the unpaid principal balance of the related Bonds as of the Closing Date in the case of a Mortgaged Property, or (C) the maximum limit of coverage available under the National Flood Insurance Program, and (ii) the community where the Mortgaged Property is located participates in the National Flood Insurance Program.

(i) Delinquencies and Defaults.  Except as described on Schedule B, (i) all payments due under the terms of the Bond Mortgage Documents have been made, and there have been no delinquencies of 30 days or more since the origination of the Bond Mortgage, (ii) there are no material non-monetary defaults under the terms of the Bond Mortgage Documents, and (iii) there have been no material non-monetary defaults which have remained uncured for 30 days or more since the date of the origination of the Bond Mortgage.  No Bond Mortgage Document is cross-defaulted, and no Bond Mortgage is cross-collateralized, with any other transaction, except as disclosed to, and approved by, Freddie Mac prior to the date hereof.

(j) Form 8038.  Form 8038 relating to each series of Bonds that was “reissued” (for federal tax purposes) or is a new issue with respect to the Mortgaged Property has been or will be timely filed with the Internal Revenue Service.

(k) Bond Mortgage Ownership.  Each Bond Trustee is the sole owner and holder (except for certain reserved rights of the Issuer) of the Bond Mortgage related to the issue of Bonds for which it is the Bond Trustee.  The Bond Trustee’s interest in each such Bond Mortgage is free and clear of any third party security interests, claims and encumbrances of any kind (except for certain reserved rights of the Issuer).

(l) Third-Party Reports.  The Sponsor has provided or caused to be provided to Freddie Mac all third party reports in its possession relating to the Mortgaged Property or the Owner, including, without limitation, any credit report, appraisal, engineering report, environmental report or audit, title insurance policy, flood zone determinations and surveys.  With respect to each such report, the Sponsor represents and warrants that (i) a Sponsor Affiliate has examined the report, (ii) the preparer of the report is appropriately qualified and (iii) to the Sponsor’s best knowledge, the report is complete and accurate.

(m) Undisclosed Information about Owner.  Except as disclosed to Freddie Mac in writing, the Sponsor has no actual knowledge of any fact or circumstance affecting the Owner or the Mortgaged Property that materially and adversely affects the Owner’s ability to meet its obligations under the Bond Mortgage in a timely manner.

(n) Insolvency.  Except as specifically described on Schedule B, no bankruptcy, insolvency, reorganization or comparable proceeding has ever been instituted by or against the Owner or any guarantor or indemnitor of the Owner’s obligations at any time during the last seven (7) years, and no such proceeding is now pending against any such party.

(o) Information from Owner.  No information provided by the Owner or any guarantor is untrue, inaccurate or misleading in any material and adverse respect, and the description of the Owner, and each principal of the Owner, contained in the Data Tape is true, complete and correct in all material respects.

(p) Negligence.  To Sponsor’s best knowledge, there has been no negligent act or omission by the Sponsor, any principal of the Sponsor, any Sponsor Affiliate or any employee of the Sponsor or Sponsor Affiliate that has a material adverse effect on the value of the Bond Mortgage.

(q) Enforceability.  The Bond Mortgage and the related Bond Mortgage Documents are enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors, rights generally, and general principles of equity (whether such enforcement is considered in a proceeding at law or in equity) and any other qualifications set forth in any legal opinion delivered at the closing of the Bond Mortgage relating to such enforceability.  The Owner has no rights of offset, defense, counterclaim or rescission with respect to the Bond Mortgage Documents.  The Sponsor has complied with all applicable laws, regulations and administrative requirements, state, local and federal, which would affect in any material respect the enforceability of the Bond Mortgage Documents against the Owner, and the Bond Mortgage Documents comply with all applicable laws, regulations and requirements with respect to usury.

(r) Title; First Lien.  Except as indicated on Schedule B, the Owner holds its interest in the Mortgaged Property in fee simple.  The lien of each Bond Mortgage is insured by one or more lender’s title insurance policies insuring the applicable Bond Trustee, and its successors and assigns, as to the first priority lien (except as noted on Schedule B with respect to the Bonds of a subordinate series) of such Bond Mortgage in the aggregate principal amount of the Bonds to which it relates, subject only to: (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable; and (ii) the exceptions (general and specific) set forth in such title policies, including all covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with (A) the current use of the Mortgaged Property or the security intended to be provided by such Bond Mortgage, (B) the Owner’s ability to pay its obligations when they become due, or (C) the value of the Mortgaged Property.  No new liens or other matters of record have been filed against the Mortgaged Property since the date of the applicable title insurance policy that would not be insured by the title insurance policy as being subordinate to the lien of the Bond Mortgage, and no such lien, individually or in the aggregate, materially interferes with (A) the current use of the Mortgaged Property or the security intended to be provided by such Bond Mortgage, (B) the Owner’s ability to pay its obligations when they become due, or (C) the value of the Mortgaged Property or such lien has been released.  Each such title policy contains all endorsements as are required as of the date hereof by Section 29.1(g) of the Guide, or equivalent affirmative insurance, and otherwise conforms in all respects with the Guide except as set forth on Schedule B.  The Sponsor has made no claims under any of such title insurance policies.

(s) Taxes Paid.  All taxes, water and sewer charges, ground rents, governmental assessments and other similar charges having a lien, or which would create a lien upon the Mortgaged Property if unpaid by their payment due date, have been paid, or amounts sufficient to cover the same in the ordinary course have been escrowed under the Bond Mortgage Documents consistent with the requirements of such Bond Mortgage Documents.

(t) Equal Opportunity.  The origination of each Bond Mortgage by the Sponsor or its Affiliates did not violate any applicable federal, state and local laws and regulations, which if violated would materially and adversely affect the enforceability of the Bond Mortgage, including but not limited to each of the following and regulations issued under each of the following:

(i) Title VIII of the Civil Rights Act of 1968, as amended, 42 U.S.C. §§3601 et seq.  (1996).

(ii) Title VII of the Consumer Credit Protection Act, as amended, 15 U.S. C. §§1691 - 1691f (1996).

(iii) Section 527 of the National Housing Act, as amended, 12 U.S.C. §1735f-5 (1996).

(u) Status.  The Sponsor has complied with all laws relating to licensing, qualification to do business and approval to originate mortgages in the state in which the Mortgaged Property is located to the extent necessary to ensure the validity and enforceability of the Bond Mortgage Documents and performance of the Sponsor’s obligations under this Agreement.

(v) Environmental.  Except as disclosed to Freddie Mac in environmental reports delivered to Freddie Mac or as listed on Schedule B, there is not now nor has there ever been:

(i) any storage, disposal or discharge of hazardous materials or substances on or affecting the Mortgaged Property,

(ii) any event or condition with respect to the Mortgaged Property, that constitutes a material violation of any applicable local, state, or federal environmental or public health law, or

(iii) any pending or threatened (in writing) environmental or public health litigation or administrative action by any private party or public authority with respect to the Mortgaged Property.

(w) Interest Computation.  Each Indenture with respect to the related Bonds provides for computation of interest on the basis of a 360-day year comprised of twelve 30-day months to the maturity date of the Bonds.  Each Bond Mortgage Note provides for computation of interest on the basis of a 360-day year comprised of twelve 30-day months to the maturity date of the Bond Mortgage Note.

(x) Bond Requirements.  Except as indicated on Schedule B:

(i) any Bonds originally issued as “draw-down” Bonds have been completely drawn down;

(ii) all Bonds are secured by a recorded mortgage or deed of trust granted by the related Owner in favor of the related Bond Trustee (or granted to the Issuer and then assigned to the related Bond Trustee);

(iii) all Bonds bear interest at fixed rate to maturity or an earlier reset date (and in the case of any earlier reset date, will bear interest at a fixed rate thereafter to be determined in accordance with the related Bond Documents);

(iv) with respect to each series of Bonds, neither the Issuer nor the Trustee nor any other third party may direct or cause an acceleration or redemption of the Bonds or the related Bond Mortgage Loan or a foreclosure of the lien of the related Bond Mortgage pursuant to the terms of the related Bond Documents or Bond Mortgage Documents based on a failure to pay the fees or expenses or any other amounts owed to the Issuer, the Trustee or any such third party without the prior consent of the Bondholder Representative;

(v) no third-party credit facility (other than the Freddie Mac Credit Enhancement) or liquidity facility is in effect with respect to any series of Bonds;

(vi) no interest rate swap or cap or other interest rate hedge is in effect with respect to any series of Bonds; and

(vii) no forward or standby bond purchase agreement is in effect with respect to any series of Bonds.

(y) Ineligible Bond Mortgages.  The Bond Mortgage and the Bond Mortgage Documents include none of the following features that would be applicable during the term of this Agreement, except as described on Schedule B:

(i) A principal balance that includes capitalization of interest, taxes, hazard insurance premiums or late charges.

(ii) [Reserved].

(iii) A Mortgaged Property in which any of the residential space is master leased to a single lessee or is master leased for military housing.

(iv) A Mortgaged Property more than 20 percent of which is used for student and/or military housing.

(v) A lender equity participation feature.

(vi) A Mortgaged Property with physical occupancy below 90 percent.

(vii) A ground lease.

(viii) A Mortgaged Property that is encumbered by financing that is subordinate to the Bond Mortgage, which subordinate financing does not meet the requirements of the Guide for “soft” subordinate financing.

(z) Title Insurance.  Each Title Insurance Policy in effect with respect to the related Bond Mortgage is identical to the policy previously submitted to Freddie Mac by the Sponsor.  There are no conditions or encumbrances that have not been disclosed to the title insurer and that would provide a reasonable basis for the title company refusing to honor a claim.  To the knowledge of Sponsor, there are no liens or encumbrances affecting the Bond Mortgage or the Mortgaged Property that are not identified in Section 2.1(r), in Schedule B to the Title Insurance Policy or in the title report delivered to Freddie Mac in connection with this transaction arising during the period from the effective date of the Title Insurance Policy to the Closing Date.

(aa) Survey.  Except as set forth on Schedule B, the survey delivered to Freddie Mac as part of the Underwriting Package correctly depicts for the Mortgaged Property the boundary lines, improvements and exceptions to title that can be shown on a survey required to be shown on a survey under the ALTA/ACSM requirements for urban surveys, and otherwise meets the requirements of the Guide.

(bb) Single Tax Parcel.  The Mortgaged Property consists of property identified as all of a single tax parcel or, if identified as multiple tax parcels, the Mortgaged Property constitutes the entirety of those tax parcels.  Any tax parcel or parcels within which the Mortgaged Property is located does not include property that is not subject to the Bond Mortgage.

(cc) Access.  Except as set forth on Schedule B, the Mortgaged Property does not share ingress and egress through an easement or private road, or share on-site or off-site recreational facilities and amenities that are not located on the Mortgaged Property and under the exclusive control of the Owner; or where there is shared ingress and egress or amenities, there exists an easement or joint use and maintenance agreement, such agreement meets the requirements of the Guide, and such agreement (i) provides that access to and use and enjoyment of the easement or private road and/or recreational facilities and amenities is perpetual, (ii) specifies the Owner’s responsibilities and share of expenses, and (iii) states that the failure to pay any maintenance fee will not result in a loss of usage of the easement.

(dd) Zoning.  The overall character of the existing use of the Mortgaged Property is consistent with the zoning classification of the Mortgaged Property, except to the extent such use may constitute a legal nonconforming use.  Except as disclosed to Freddie Mac in writing, the Mortgaged Property does not violate any density or building setback requirements of the applicable zoning law, and reconstruction of the Mortgaged Property in its current configuration would be permitted by applicable zoning laws following destruction of part or all of the Mortgaged Property by fire or other casualty or, in lieu thereof, building law and ordinance insurance coverage satisfying the requirements of the Guide as of the Closing Date has been provided.  The Mortgaged Property otherwise meets the requirements of the Guide relating to zoning, and no proceedings are pending or, to the best of Sponsor's knowledge, threatened that would result in a change of the zoning of the Mortgaged Property.

(ee) Bond Information.  The information with respect to the Bonds and the Enhanced Custodial Receipts set forth on Schedule 1 to the Series Certificate Agreement and Appendix A to the Offering Circular Supplement is true and correct in all material respects.

(ff) Owner Liability.  Except as set forth in the Bond Mortgage and the documents related thereto, the Owner of the Mortgaged Property has no outstanding or continuing payment obligations to the Sponsor, the Issuer or the Bond Trustee, and, to Sponsor’s knowledge, the Sponsor, the Issuer and the Bond Trustee have not breached any obligation or duty owed to the Owner under the Bond Mortgage Documents or at law or in equity the Regulatory Agreement or other similar agreement imposing operating restrictions on the Mortgaged Property.

(gg) LURA and Bond Documents.  (i) The use and operation of the Mortgaged Property is currently in compliance with the provisions of the Land Use Restriction Agreement, the Regulatory Agreement or other similar agreement (including any such agreement constituting or executed in connection with a Housing Assistance Payment contract from the U.S. Department of Housing and Urban Development) imposing operating restrictions on the Mortgaged Property executed in connection with the Bonds (the “LURA”), and no prior violations have occurred that would result in any related tax exempt bonds becoming taxable, loss or material diminution in value of the tax credits, forfeiture or reversion of title to the Mortgaged Property or other material loss or risk of loss on the part of the Owner or the Mortgaged Property; (ii) to the best of Sponsor’s knowledge, there have been no actions, claims, demands or proceedings brought against the Owner or related to the Mortgaged Property arising out of any violations or claimed violations of any Tax Regulatory Agreement; (iii) no circumstances exist which, with the giving of notice or the expiration of any applicable grace or cure period, would constitute an event of default under the Bond Documents; (iv) there are no fees currently due and owing under the Bond Documents which have not been paid; and (v) no claims for indemnification under the Bond Documents have been made or are pending, and no basis for such a claim for indemnification exists.

(hh) Nonexistent Documents.  Except as indicated on Schedule B, none of the following documents is currently in effect with respect to the Bond Mortgage or the Mortgaged Property:

(i) A mortgage note or any other obligation payable to the Sponsor or any its Affiliates.

(ii) Except as disclosed in writing to Freddie Mac, an assignment of rents or leases in favor of the Sponsor or its Affiliates.

(iii) An escrow agreement for the benefit of the Sponsor or its Affiliates creating or governing the tax and insurance escrow, any repair escrow or any other escrow fund with respect to the Bond Mortgage (except pursuant to the Sponsor Documents) or the Mortgaged Property (other than the Mortgaged Properties set forth on Schedule B and in the amounts set forth on Schedule B).

(ii) Perfection of Security Interest.  Financing statements have been filed in all locations necessary to perfect a security interest in all of the Mortgaged Property described in the financing statements, including all furniture, fixtures, equipment, accounts, contracts rights, condemnation and casualty proceeds, general intangibles and all other personal property related to the ownership or operation of the Mortgaged Property, described in those financing statements, to the extent that applicable law permits a security interest in such collateral to be perfected by filing.

(jj) Single Asset Requirements.  In the case of each of the Mortgaged Properties, except as disclosed to Freddie Mac on Schedule B, the Bond Mortgage prohibits the applicable Owner from owning substantial assets other than its Mortgaged Property and prohibits the applicable Owner from engaging in any business enterprises other than the operation of its Mortgaged Property.  To the Sponsor’s best knowledge, each Owner is in compliance with the above-described provision of its Bond Mortgage.

(kk) Flood Zone Determination.  The Flood Zone Determination form for the Mortgaged Property was prepared on the basis of the legal description of the Mortgaged Property and, notwithstanding any street address specified on the form, the determination evidenced by the form is applicable to all buildings comprising the Mortgaged Property.

(ll) Federal Income Tax Matters.  To Sponsor’s best knowledge, (1) no Owner has taken any action, omitted to take any action, or permitted any action to be taken that would impair the exclusion from gross income for federal income tax purposes of the interest payable on any of the Bonds, and (2) no Owner is in violation of any material requirement of any tax certificate relating to the Bonds.

(mm) Payment of Fee Component.  Payment of the Fee Component with respect to each Bond Mortgage Loan is current and no such fees are currently due and payable.

(nn) State Allocating Agency Requirements.  The only operating restrictions imposed on any Mortgaged Property by any state tax credit allocating agency not reflected in the regulatory agreements, restrictive covenants or similar instruments recorded against the Mortgaged Properties are those reflected in the letters attached hereto as Exhibit I.

(oo) Rebate.  No rebate is due and owing with respect to the Bonds related to any Mortgaged Property.

(pp) Exemption from Real Property Taxes.  Except as indicated on Schedule B, the Mortgaged Property has qualified for an exemption from, and has not been subject to, payment of real property taxes since the date the Owner acquired the Mortgaged Property and to Sponsor’s best knowledge (i) the Owner is in compliance with the requirements of the Regulatory Agreement applicable to the Mortgaged Property, (ii) the Mortgaged Property qualifies for exemption from real property taxes for the current real property tax year and (iii) no event has occurred which would cause the Mortgaged Property to lose its current exemption from real property taxes.

(qq) Amortization Schedules.  The amortization schedules attached as Exhibit II do not contain material errors of which the Sponsor has knowledge, and accurately state the maturity and the principal and interest payments for the applicable Bond Mortgage Loan and related Bond as of each monthly payment date.

(rr) Prepayment Schedule.  The first date on which the Bonds are permitted to be redeemed at par is set forth in Exhibit III.

(ss) Tax Credit Matters.  Except as indicated on Schedule B, a Form 8609 has been issued by the applicable tax credit allocating agency with respect to each Mortgaged Property evidencing the final allocation of tax credits with respect thereto in an amount such that no adjustment to or repayment of any tax credit investor’s capital contribution is necessary, and all tax credit investor capital contributions have been fully funded to the Owner.

(tt) Laundry and Other Leases.  Each laundry or telecommunications lease in effect with respect to a Mortgaged Property is in compliance with applicable requirements of the Guide, or the nature of any noncompliance is such that it would neither materially interfere with the security provided by the related Bond Mortgage, nor materially impair the value of the Mortgaged Property.

(uu) Ownership of Bonds and Custodial Receipts.  (1) The Bonds are genuine and outstanding.  The Sponsor has all necessary power and authority to transfer, and has duly authorized by all necessary action the transfer of, the Enhanced Bonds to Freddie Mac and the Custodian-Held Bonds pursuant to the Custody Agreement.  Immediately prior to such transfers, the Sponsor owned the Bonds free and clear of any lien, pledge, encumbrance or other security interest, and has not sold, assigned or pledged any of its interest in the Bonds to any Person except in accordance with the Sponsor Documents, and has not entered into any agreement to effect such a sale, assignment or pledge except as contemplated hereby.  Upon such transfers, the Sponsor releases all right, title and interest in and to the Bonds (such release by the Sponsor in connection with its transfer of ownership of the Bonds in no way limits its rights to direct the funding of Release Events in certain cases or take other actions with respect to the Bonds as described in the Sponsor Documents).

(2)  The Custodial Receipts are genuine and outstanding.  The Sponsor has all necessary power and authority to transfer, and has duly authorized by all necessary action the transfer of, the Enhanced Custodial Receipts to Freddie Mac.  Immediately prior to such transfers, the Sponsor owned the Enhanced Custodial Receipts free and clear of any lien, pledge, encumbrance or other security interest, and has not sold, assigned or pledged any of its interest in the Enhanced Custodial Receipts to any Person other than Freddie Mac, and has not entered into any agreement to effect such a sale, assignment or pledge except as contemplated hereby.  Upon such transfers, the Sponsor releases all right, title and interest in and to the Enhanced Custodial Receipts (such release by the Sponsor in connection with its transfer of ownership of the Enhanced Custodial Receipts in no way limits its rights to direct the funding of Release Events in certain cases or take other actions with respect to the Enhanced Custodial Receipts as described in the Sponsor Documents).

(vv) Earthquake Insurance.  With respect to each Mortgaged Property located in Seismic Risk Zone 3 or 4, a seismic analysis has been conducted by a recognized firm experienced in conducting such analyses, and no such analysis showed a Mortgaged Property with a probable maximum loss of greater than 40%.  For each such Mortgaged Property with respect to which the applicable seismic analysis shows a probable maximum loss of greater than 20%, but not greater than 40%, earthquake insurance is currently maintained by the related Owner with a deductible not in excess of $50,000 from an insurance company with a rating meeting the requirements of the Guide for the applicable size of the Bond Mortgage Loan related to the Mortgaged Property with Freddie Mac named as a loss payee or additional insured.

(ww) Owner Status.  Neither the Owner nor any principal of an Owner is a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf.

(xx) Replacement Reserves.  The replacement reserve requirements with respect to each Mortgaged Property as set forth in the related Bond Documents and Bond Mortgage Loan Documents, are fully funded.

Section 2.2 Other Representations and Warranties by the Sponsor and Representations and Warranties by Freddie Mac.

(a) The Sponsor represents and warrants as of the Closing Date with respect to each Bond Mortgage Loan and Mortgaged Property related to the Bonds and the Sponsor Documents, as follows:

(i) To Sponsor’s best knowledge, the information contained in the Underwriting Package is true and accurate in all material respects and does not omit information in the possession of the Sponsor to make the provided information complete and accurate.

(ii) All copies of documents delivered to Freddie Mac under Section 2.3 of this Agreement are true and accurate copies of the originals.  The Sponsor has in its possession no documents described in Section 2.3 of this Agreement for which either originals or copies have not been delivered to Freddie Mac.

(iii) The Sponsor Documents to which it is a party have been duly authorized by the Sponsor, are valid and binding agreements of the Sponsor, and are enforceable against the Sponsor in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratoria, liquidation or readjustment of debt or similar laws now or hereafter affecting the enforcement of creditors’ rights generally, and as may be limited by the effect of general principles of equity regardless of whether such enforcement is considered in a proceeding at law or in equity.  The Guaranty has been duly authorized by the Guarantor, is a valid and binding agreement of the Guarantor, and is enforceable against the Guarantor in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratoria, liquidation or readjustment of debt or similar laws now or hereafter affecting the enforcement of creditors’ rights generally, and as may be limited by the effect of general principles of equity regardless of whether such enforcement is considered in a proceeding at law or in equity.

(iv) Since June 30, 2010, which is the date of the Guarantor’s most recent financial statements submitted to Freddie Mac, there has been no material adverse change in the general financial position of the Guarantor.  For the purposes of this representation and warranty, the “general financial position of the Guarantor” shall be deemed to exclude any short-term adverse changes that occur solely as a result of daily interest rate fluctuations.

(v) The Sponsor (A) is a limited liability company duly organized and existing pursuant to the laws of the State of Delaware, (B) has the power and authority to own its properties and to carry on its business as now being conducted and as contemplated by the Sponsor Documents and (C) has the power and authority to execute and perform all the undertakings in the Sponsor Documents and the other transactions and agreements contemplated by the Sponsor Documents.  The Guarantor (1) is a limited partnership duly organized and existing pursuant to the laws of Delaware, (2) has the power and authority to own its properties and to carry on its business as now being conducted and as contemplated by the Guaranty and (3) has the power and authority to execute and perform all the undertakings in the Guaranty.

(vi) The execution and performance by the Sponsor of the Sponsor Documents to which it is a party and other agreements required pursuant to such agreements, and by the Guarantor of the Guaranty (A) will not violate in any material respect or, as applicable, have not violated in any material respect any provision of any law, rule or regulation or any order of any court or other agency or government applicable to the Sponsor or the Guarantor and (B) will not violate in any material respect, or as applicable, have not violated in any material respect any provision of any indenture, agreement or other instrument to which the Sponsor or Guarantor, as applicable, is a party or is otherwise subject, or, except as otherwise provided in the Sponsor Documents, result in the creation or imposition of any material lien, charge or encumbrance of any nature.

(vii) Neither the Sponsor nor the Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default would in Sponsor’s good faith and reasonable judgment materially adversely affect the transactions contemplated by the Sponsor Documents or the Guaranty.  There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened in writing against or affecting the Sponsor or the Guarantor or any of its properties or rights, which, if adversely determined, would in Sponsor’s good faith and reasonable judgment (A) materially impair the right of the Sponsor or the Guarantor to carry on its business as now conducted or (B) have a material adverse effect on the financial condition of the Sponsor or the Guarantor.

(viii) Neither Sponsor nor any applicable Sponsor Affiliate, with respect to any period during which it has acted as Bondholder Representative under the Bond Documents, has taken, or omitted to take, any action that, if taken or omitted, would jeopardize or adversely affect the tax-exempt status of the interest payable on the Bonds.

(ix) Guarantor, as Bondholder Representative, is authorized under the Bond Documents to assign its rights, privileges and obligations as Bondholder Representative to Freddie Mac (whether directly or indirectly through the Custodian).

(x) None of the Bond Documents requires or obligates the Bondholder Representative to pay the fees and expenses of any party, including any obligations of the Owner, or to pay capitalized interest or any other costs during any construction rehabilitation period for any Mortgaged Property.

(xi) Each Owner has established all escrows and reserves required by the Bond Mortgage and the Owner Documents.

(xii) None of the Sponsor or the Guarantor nor the individuals who work for them, whether as employees, agents or independent contractors who have been, prior to the Closing Date, actively engaged in conducting Sponsor’s or Guarantor’s operations with the Owner, has:

(A) made any written representation to Freddie Mac or the Servicer respecting the Owner, the Bond Mortgage or the Mortgaged Property that it knew or now knows is materially untrue or misleading and that has a materially adverse effect on the value of the Bond Mortgage or the Mortgaged Property, or

(B) omitted to provide any written information to Freddie Mac or the Servicer that it knew or now knows, which omission renders the written information provided to Freddie Mac or the Servicer in connection with the Owner, the Bond Mortgage or the Mortgaged Property materially untrue or misleading and that has a materially adverse effect on the value of the Bond Mortgage or the Mortgaged Property.

The Sponsor and Freddie Mac agree that the individuals who provided such written information to them shall not incur personal liability arising from providing such written information.

(b) By its execution and delivery of the Series Certificate Agreement, Freddie Mac will be deemed to have represented and warranted as of the Closing Date as follows:

(i) It is a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States of America.

(ii) Each of this Agreement and the Series Certificate Agreement (the “Freddie Mac Documents”) is a valid and binding obligation of Freddie Mac, the making and performance of which by Freddie Mac have been duly authorized by all necessary corporate and other action, and neither the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of the Freddie Mac Documents by Freddie Mac, conflicts with, results in a breach of, or is a default under, in any material respect, any of the terms, conditions or provisions of any legal restriction or any instrument to which Freddie Mac is now a party or by which Freddie Mac is bound, or constitutes a violation of any law regulating the affairs of Freddie Mac or internal governing documents of Freddie Mac, and will not result in the creation of any prohibited encumbrance upon any of its assets.

Section 2.3 Conditions.  The obligation of Freddie Mac to exchange the Certificates for the Deposited Assets, execute and deliver the Series Certificate Agreement and provide the Credit Enhancement and the Liquidity Facility is subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

(a) Final Documentation Delivery with respect to each Bond Mortgage on a Mortgaged Property.  The Sponsor has completed final delivery of the documentation in respect of each Bond Mortgage on a Mortgaged Property that relates to the Bonds by delivering the following (to the extent not previously delivered) to Freddie Mac, Legal Division, 8200 Jones Branch Drive, Mail Stop 204, McLean, VA 22102 Attention:  Associate General Counsel, an accurate, complete and legible copy of the following documents, including all assignments of such documents:

(i) The Bond Mortgage.

(ii) The closing transcript from the original issue of the related Bonds and from any subsequent refunding issue, if applicable.

(iii) Each financing statement that purports to perfect a security interest related to the Bond Mortgage or the related Bonds.

(iv) The Title Insurance Policy insuring the Bond Mortgage and naming the applicable Bond Trustee as the insured, in a form approved by Freddie Mac.

(v) Each document listed as an exception to coverage in Schedule B to the title insurance policy to the extent requested by Freddie Mac.

(vi) A survey approved by Freddie Mac.

(vii) Each legal opinion received by the Sponsor and the Issuer from counsel to the Owner and the guarantor(s), if any, in a form acceptable to Freddie Mac.

(viii) All laundry leases and commercial leases and copies of all related subordination agreements.

(ix) Evidence satisfactory to Freddie Mac of insurance coverage including, as determined to be applicable by Freddie Mac, hazard, earthquake (unless waived by Freddie Mac), rent loss or business interruption, building ordinance, liability and (if any structure forming part of the Mortgaged Property is located in a special flood hazard area identified by the Federal Emergency Management Agency) flood insurance coverage.

(x) If a flood zone determination has been made by a third party on or after January 2, 1996, a copy of the flood zone determination, which must be on the Standard Flood Hazard Determination Form issued by the Federal Emergency Management Agency.

(xi) The rent schedule certified by the Owner as true and correct, most recently received by the Sponsor and acceptable to Freddie Mac.

(xii) Any separate assignment of leases and rents related to the Bond Mortgage, if any.

(xiii) Each guaranty of the obligations of the Owner under the related Exceptions to Non Recourse Guaranty.

(xiv) To the extent obtained by the Sponsor or applicable Sponsor Affiliate, each replacement reserve agreement and repair escrow agreement or comparable agreements, relating to the Mortgaged Property.

(xv) A completed questionnaire by the Bond Trustee in form and scope satisfactory to Freddie Mac.

(b) Final Documentation and Fee Delivery with Respect to this Agreement.  On or prior to the Closing Date, the following conditions precedent shall be satisfied prior to delivery by Freddie Mac of the Series Certificate Agreement:

(i) payment made or caused to be made by the Sponsor of (x) Freddie Mac’s fees, costs and expenses and (y) all other initial deposits, fees, costs and expenses which are due and payable by the Sponsor on or before the Closing Date in accordance with this Agreement and the other Sponsor Documents;

(ii) delivery to the title insurance company for filing and/or recording in all applicable jurisdictions (or such filing and/or recording having been provided for in a manner satisfactory to Freddie Mac) of all documents, including, without limitation, duly executed and acknowledged copies of each Bond Mortgage, UCC-1 financing statements and other appropriate instruments, in form and substance satisfactory to Freddie Mac and in proper form for recordation as may be necessary, in the opinion of Freddie Mac, to perfect the lien created by the foregoing, and each applicable Owner Document (or evidence of the prior recordation of such documents) and the payment of all taxes, fees and other charges payable in connection with such execution, delivery, recording and filing;

(iii) there shall have occurred no material adverse change in the financial condition, business or prospects of any Owner, or in the physical condition, operating performance or value of the Owner’s Mortgaged Property from that shown in the Underwriting Package for the Bonds delivered to Freddie Mac by the Sponsor;

(iv) there shall exist no default or “Event of Default” under any of the Owner Documents with respect to any Mortgaged Property; and

(v) receipt by Freddie Mac, on or prior to the Closing Date, of the following, each dated as of the Closing Date, except as otherwise agreed to in form and substance satisfactory to Freddie Mac in all respects:

(A) an executed copy of the Series Certificate Agreement, the Remarketing Agreement, the Custody Agreement and the satisfaction of all conditions precedent set forth in such documents;

(B) an executed counterpart of this Agreement;

(C) an executed copy of the Servicing Agreement and copies of any other servicing agreements or sub-servicing agreements applicable to the Bond Mortgage Loans;

(D) a pass-through opinion of Shearman & Sterling LLP to the effect that the interest on the Class A Certificates and the Class B Certificates are not includable in gross income to the holders thereof for federal income tax purposes to the same extent as though the holders of such certificates owned the Bonds;

(E) an opinion of counsel to the Sponsor with respect to the due authorization, execution and delivery of the Custodial Receipts and the Custody Agreement and the pass-through nature of interest on the Custodial Receipts in form and substance acceptable to Freddie Mac;

(F) an opinion of special counsel to Freddie Mac with respect to the treatment of the Series Pool under applicable tax laws of the Commonwealth of Virginia, in form and substance acceptable to Freddie Mac;

(G) opinions of counsel to the Sponsor, the Guarantor and the Servicer dated the Closing Date and addressed to Freddie Mac, in form and substance acceptable to Freddie Mac;

(H) the most recent environmental report pertaining to the Mortgaged Property, and all related due diligence completed to Freddie Mac’s satisfaction;

(I) the most current survey relating to the Mortgaged Property in form and substance acceptable to Freddie Mac;

(J) such opinions of Bond Counsel and counsel to the Remarketing Agent as Freddie Mac shall require in form and substance satisfactory to Freddie Mac;

(K) the initial Hedge Agreement(s), containing terms and conditions consistent with this Agreement and in form and substance satisfactory to Freddie Mac;

(L) an ACCORD 28, Evidence of Policy naming the Bond Trustee as loss payee and mortgagee under each fire or casualty insurance policy covering the Mortgaged Property and a certified copy of all such policies;

(M) to the extent not previously received by Freddie Mac, a certificate from the Bond Trustee of each series of Bonds that were reissued prior to the Closing Date, stating that arbitrage calculations to be done in connection with reissuance of the Bonds for each Mortgaged Property have been completed, and any amounts due and payable to the United States Treasury in connection therewith have been paid;

(N) the Guaranty;

(O) true and correct copies of rating letters from each Rating Agency rating the Class A Certificates;

(P) executed copies of each of the Repair Escrow Agreement, the Ohio Portfolio Escrow Agreement and the Villages at Lost Creek Escrow Agreement;

(Q) evidence of the transfer to, or delegation of, all the servicing arrangements applicable to the Bonds to the Servicer;

(R) evidence that any bond-level replacement reserves and tax and insurance escrows held by an Owner or other third party (including but not limited to those related to the South Park and Cross Creek Mortgaged Properties) have been transferred to either the applicable Bond Trustee or to the Servicer;

(S) executed copies of subordination agreements with respect to all subordinate loans or other debt made to the Owner of the Mortgaged Properties by the Guarantor or any Affiliate thereof or currently held thereby; and

(T) such other documents, instruments, certificates, approvals (and, if requested by Freddie Mac, certified duplicates of executed copies thereof) or opinions as Freddie Mac may request.

Where subsection (a) requires delivery of a copy of a Bond Mortgage, the related financing statement or other filed or recorded document, the copy must show the recorder’s stamp, book and page number, or instrument number.

(c) Document Deliveries.  The delivery of copies required by Sections 2.3(a) and 2.3(b)(ii) above shall be carried out by or on behalf of the Sponsor, at no expense to Freddie Mac.  If the Sponsor fails to deliver to Freddie Mac any above-required documentation, Freddie Mac may order recorder-certified copies of the missing items that are recorded items, and the Sponsor shall reimburse Freddie Mac upon demand for all costs and expenses incurred by Freddie Mac in doing so.

Section 2.4 Breach of Representations and Warranties.

(a) The Sponsor shall notify Freddie Mac within 15 days following a discovery by the Sponsor of a breach of any representation or warranty made by the Sponsor under this Agreement that materially and adversely affects the value of a Deposited Asset (a “Breach”).  Freddie Mac agrees to use its best efforts to provide notice to the Sponsor within 30 days following a discovery by Freddie Mac of a Breach; provided, however, that the failure of Freddie Mac to so notify the Sponsor of such a Breach shall not relieve the Sponsor of its obligation to cure such Breach upon receiving notice from Freddie Mac or obtaining knowledge thereof.

(b) Within 60 days after the earlier of (i) discovery by the Sponsor of a Breach, or (ii) the Sponsor’s receipt of notice from Freddie Mac of such Breach, the Sponsor shall (x) commence commercially reasonable efforts to cure such Breach in all material respects or (y) solely in the event such Breach cannot be cured by the Sponsor’s commercially reasonable efforts in accordance with the terms of this Section 2.4, provide a Substitute Asset for a Deposited Asset with respect to which a Breach has occurred, but only in accordance with the terms of Section 3.19 hereof.

(c) Subject to the last sentence of this subsection (c), if a Breach is not cured by the Sponsor within 60 days after the discovery or receipt of notice of such Breach or a Substitute Asset is not provided, in each case as set forth in subsection (b) above, Freddie Mac shall have the right to pursue all remedies specified in this Section including, but not limited to, (i) the right to require the Sponsor to fund or cause the funding of the purchase from the Administrator of the series of Deposited Assets related to the Breach, to the extent that Freddie Mac may exercise its purchase right following the occurrence of a Release Event with respect to the same (which funding by, or caused by, the Sponsor shall be accomplished via the exercise of such right of the Sponsor’s in accordance with Section 7.3(a) hereof and applicable provisions of the Series Certificate Agreement), and (ii) the right to require payment by the Sponsor of a Prepayment/Substitution Premium in connection with any such Release Event, which remedies in addition to the recovery of enforcement costs from the Sponsor, proceeding under the Guaranty, and taking action as provided in subsection (d) below shall be the sole rights and remedies available to Freddie Mac as the result of a Breach.  In the event the Breach is non-monetary and such that it can be corrected, but not within 60 days, Freddie Mac shall not pursue any remedies hereunder if corrective action is instituted by the Sponsor within such 60 days and diligently pursued until the Breach is cured, provided such Breach must be cured not later than the earlier of 90 days after the discovery or receipt of notice of such Breach as set forth in subsection 2.4(b) above.

(d) If Sponsor fails to cure a Breach, or provide a Substitute Asset as set forth in subsection (b) above, within the time provided in subsection (c) above, or fails to diligently prosecute the cure of such Breach, in Freddie Mac’s reasonable judgment, Freddie Mac, after written notice to the Sponsor, shall have the right, but not the obligation, to cure any such Breach, and any costs, fees or expenses so incurred by Freddie Mac shall be a Credit Advance and shall be paid by the Sponsor in accordance herewith.  Amounts expended by the Sponsor to cure a Breach shall be at the sole cost and expense of the Sponsor.

(e) The representations and warranties in this Agreement, Freddie Mac’s right to rely on them, and the Sponsor’s liability for a Breach, shall not be affected or limited by any investigation (including any pre-purchase review of documentation) made by, or on behalf of, Freddie Mac, except to the extent that the Sponsor can establish that one or more of the following Freddie Mac employees had actual knowledge (as opposed to imputed knowledge arising from the receipt of the documents required to be delivered by the Sponsor hereunder) of such Breach prior to the Closing Date and did not inform the Sponsor of such Breach prior to the Closing Date:

Clayton A. Davis, Christopher B. Propert, Filiz Unal, John Maalouf and Shaun Smith

provided that the inclusion of Christopher B. Propert in the list of Freddie Mac employees shall not imply a waiver of the attorney-client privilege, which may be asserted by Freddie Mac.

ARTICLE III
COVENANTS OF THE SPONSOR

Section 3.1 Freddie Mac Closing Fee and Closing Expenses; Other Closing Costs and Initial Deposits.  The Sponsor shall pay, or cause to be paid, to Freddie Mac on the Closing Date a closing fee in the amount of $150,000 together with Freddie Mac's expenses (including but not limited to printing costs in connection with the Offering Circular and the auditor’s fee in connection with the delivery of the comfort letter(s)), and the Sponsor shall also pay the fees and expenses of Freddie Mac’s outside counsel in accordance with the instructions of such counsel on the Closing Date.  The Sponsor shall also pay, or cause to be paid or funded, as applicable, on or before the Closing Date, all other fees, costs, expenses and initial deposits required to be paid or funded by the Sponsor under any other Sponsor Documents.

Section 3.2 Reimbursement of Credit Advances.  The Sponsor shall reimburse Freddie Mac the amount of each Credit Advance on the date such Credit Advance was made by Freddie Mac, together with interest on the Credit Advance that has accrued but has not been paid on the fifteenth day of the month in which such Credit Advance occurs, from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement or from the Pledged Security Collateral hereunder; provided, however, a Credit Advance that funded a Bond Purchase Loan pursuant to Section 7.3 shall be paid in accordance with the provisions thereof.

Section 3.3 Scheduled Payments and Deposits.

(a) Monthly Payments.  The Sponsor shall pay, from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement, the following amounts on the fifteenth day of each month beginning on the fifteenth day of the first month following the Closing Date:

(i) Interest on Credit Advances.  Accrued but unpaid interest on any outstanding Credit Advances from the date such Credit Advance was made by Freddie Mac to the date on which the Credit Advance is reimbursed at the Default Rate; provided, however, that interest on a Credit Advance that funded a Bond Purchase Loan pursuant to Section 7.3 shall be accrued in accordance with the provisions thereof.

(ii) Interest on Liquidity Advances.  Accrued but unpaid interest on each outstanding Liquidity Advance, from the date such Liquidity Advance was made, at the Liquidity Rate, to the date on which reimbursement of such Liquidity Advance is due pursuant to Section 3.4 below, and thereafter at the Default Rate until such Liquidity Advance is reimbursed.

(iii) Freddie Mac Fee.  The accrued but unpaid Freddie Mac Fee.

(iv) Remarketing Agent Fee.  The accrued but unpaid Remarketing Agent Fee.

(v) Cap Fee Escrow Payment.  The applicable monthly payment to fund the Cap Fee Escrow as required by Section 5.1.

(vi) Servicing Fee.  The accrued but unpaid Servicing Fee.

(b) Certain Third Party Fees.  To the extent not paid by the Owner with respect to any Bond Mortgage Loan, the Sponsor shall pay from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement the regular, ongoing fees due from time to time to the Bond Trustee and the rebate analyst appointed under the Indenture, as applicable, to the party entitled to payment thereof when such payment is due.

Section 3.4 Reimbursement of Liquidity Advances.  The Sponsor shall reimburse or cause to be reimbursed Freddie Mac for each Liquidity Advance, from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement (except to the extent that remarketing proceeds have already become available for application to such reimbursement), together with interest on the Liquidity Advance that has accrued but has not been paid, under Section 3.3(a) on the first to occur of:

(a) 60 days following the Liquidity Advance.

(b) if the related Pledged Class A Certificates are remarketed by the Remarketing Agent, the date on which the proceeds of that remarketing are delivered to the Administrator;

(c) the date on which the related Pledged Class A Certificates are redeemed or otherwise paid in full and canceled;

(d) the Liquidity Commitment Termination Date; or

(e) the date on which the Series Certificate Agreement terminates.

Section 3.5 Payment of Costs, Fees and Expenses.  In addition to the Sponsor’s other obligations set forth in this Article III and in the other Sponsor Documents, the Sponsor shall pay, upon written demand, to Freddie Mac (from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement) all of the following:

(a) all fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, and the fees and expenses of accountants and other experts) incurred by Freddie Mac in connection with, or related to, the execution and delivery of the Series Certificate Agreement, the deposit of the Deposited Assets with the Administrator, the deposit of the Custodian-Held Bonds under the Custody Agreement, the issuance of the Custodial Receipts, the sale of the Class A Certificates, and the preparation and review of the Sponsor Documents and all other documents related to the transactions contemplated by the Sponsor Documents, and the consummation of the transactions contemplated hereby and thereby and any tax or governmental charge imposed in connection with the execution and delivery of the Series Certificate Agreement;

(b) any and all fees, costs, charges and expenses incurred by Freddie Mac (including the reasonable fees and expenses of attorneys, and the fees and expenses of accountants and other experts) in connection with (i) any amendments, consents or waivers to this Agreement, the Sponsor Documents and any other documents related to the transactions contemplated by the Sponsor Documents (whether or not any such amendments, consents or waivers are entered into), (ii) any requests by the Sponsor for Freddie Mac to consider providing credit enhancement for any other certificate issue, (iii) any proposed Hedge arrangement or proposed investments under the Series Certificate Agreement, (iv) any adjustment or conversion of the interest rate on the Class A Certificates, (v) any tender, purchase, refunding, reoffering or remarketing of the Bonds, the Custodial Receipts or the Certificates, (vi) any collection, disbursement or application of insurance or condemnation awards, proceeds, damages or other payments including, without limitation, all costs incurred in connection with the application of insurance or condemnation awards to restore or repair the Mortgaged Property, including, reasonable appraiser fees, (vii) the transfer, assignment and re-registration of the Bonds or the Custodial Receipts to Freddie Mac and (viii) any audit of any Mortgaged Property, the Bonds, the Custodial Receipts or the Certificates by the Internal Revenue Service;

(c) interest, fines and penalties, any and all documentary stamp, recording, transfer, mortgage, intangible, filing or other taxes (other than income taxes) or fees and any and all liabilities incurred by Freddie Mac or the Servicer with respect to or resulting therefrom which may be payable in connection with the execution and delivery of, or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement, or modification of, or any waiver or consent under or in respect of, or any filing of record, recordation, release or discharge of, this Agreement, the Sponsor Documents, the Owner Documents and any other documents related to the transactions contemplated by the Sponsor Documents or the Owner Documents;

(d) any and all fees, costs, charges and expenses (including the reasonable fees and expenses of attorneys, and the fees and expenses of accountants and other experts) which Freddie Mac may pay or incur in connection with any payment under the Series Certificate Agreement, including payments of any fees and charges in connection with any accounts established to facilitate payments under the Series Certificate Agreement, or the performance of Freddie Mac’s obligations under the Series Certificate Agreement;

(e) any payments or advances made by Freddie Mac or the Servicer on behalf of the Sponsor pursuant to this Agreement, the other Sponsor Documents, the Owner Documents and any other documents related to the transactions contemplated by the Sponsor Documents or the Owner Documents;

(f) any and all fees, costs, or charges and expenses (including the reasonable fees and expenses of attorneys, and the fees and expenses of accountants and other experts) incurred by Freddie Mac or the Servicer in connection with the administration or enforcement or preservation of rights or remedies under the Sponsor Documents, the Owner Documents and any other documents related to the transactions contemplated by the Sponsor Documents or the Owner Documents or in connection with the foreclosure upon, sale of or other disposition of any security granted pursuant to the Sponsor Documents or the Owner Documents and any other documents related to the transactions contemplated by the Sponsor Documents or the Owner Documents;

(g) all out-of-pocket expenses (including reasonable expenses for legal services) of, or incident to, the preservation of rights under, or enforcement of, any of the provisions of this Agreement, or performance by Freddie Mac of any obligations of the Sponsor in respect of the Hedge Collateral which the Sponsor shall have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of Collateral, and defending or asserting rights and claims of Freddie Mac in respect thereof, by litigation or otherwise;

(h) all reasonable out-of-pocket costs and expenses incurred by the Pledge Custodian in connection with the administration and enforcement of Article VIII of this Agreement; and

(i) interest at the Default Rate on any and all amounts referred to in Subsections (a) through (h) above from the date which is five (5) days following the date when due until payment of all such amounts in full, provided, however, that the Freddie Mac Fee will compensate the Administrator for its fees (but not out of pocket expenses) for the performance of the Administrator’s duties pursuant to the Series Certificate Agreement.

Section 3.6 Application and Timing of Payments.

(a) Application of Payments.  If the Servicer or Freddie Mac receives on any date less than the full amount that is due and payable on or before that date under Sections 3.2 through 3.5 of this Agreement, the amount received shall be applied in such order as Freddie Mac may, in its sole discretion, determine.

(b) Timing of Payments.  Any amount payable to Freddie Mac hereunder shall be deemed paid only to the extent immediately available funds for that purpose are received by Freddie Mac (in any capacity) by 2:00 p.m., Washington, D.C. time, on the due date.  Any such amount received after 2:00 p.m., Washington, D.C. time, on its due date shall be treated, and shall accrue interest, as if it were paid at 9:00 a.m., Washington, D.C. time, on the next Business Day.

Section 3.7 [Reserved].

Section 3.8 Payment of Prepayment/Substitution Premium.  (a) If the applicable Yield Maintenance Period has not expired, the Sponsor shall pay a Prepayment/Substitution Premium by remitting to Freddie Mac funds in the amount of such Prepayment/Substitution Premium from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement upon any of the following events:

(i) A redemption of a portion of the Class A Certificates as a result of a Release Event pursuant to Section 2.4(c) hereof or Section 3.24 hereof.

(ii) A redemption of any of the Certificates during the Yield Maintenance Period, due to an involuntary prepayment upon acceleration of the Bond Mortgage Note and mandatory redemption of the Bonds under the terms of the applicable Indenture after a Bond Event of Default thereunder but only if and to the extent that a prepayment premium is paid by the Owner in connection with such prepayment of the Bond Mortgage Note;

(iii) The occurrence of (A) a Release Event of an Enhanced Custodial Receipt directed by the Sponsor pursuant to Section 3.23 resulting from a material payment Bond Event of Default under a Bond Mortgage Loan but where there was no contemporaneous payment deficiency on the released Enhanced Custodial Receipt or (B) a substitution of a Substitute Asset due to a Bond Event of Default at the direction of the Sponsor in accordance with Section 3.19 hereof;

(iv) The mandatory tender of the Class A Certificates pursuant to Section 6.04(a) or (b) of the Series Certificate Agreement relating to a Mandatory Tender Event as a result of a Liquidity Provider Termination Event or (if applicable) a Sponsor Act of Bankruptcy;

(v) Upon the substitution of a Substitute Asset for a Pre-Selected Deposited Asset in connection with a sale of the related Mortgaged Property as directed by the Sponsor in accordance with Sections 3.19 and 3.20 hereof; or

(vi) A redemption in whole of the Class A Certificates as a result of a Release Event pursuant to Section 3.21 hereof which occurs on September 15, 2017.

(b) Premium Not Payable.  Except under the circumstances described in Sections 2.4(c), 3.8(a), 3.19, 3.20, 3.21, 3.23 and 3.24 hereof, no Prepayment/Substitution Premium shall be payable, including without limitation under the following circumstances:  any prepayment occurring as a result of (i) the application of any insurance proceeds or condemnation award under the Bond Mortgage, (ii) a voluntary prepayment of any Bond Mortgage Loan, (iii) redemption or other mandatory prepayment of any Bonds or the Class A Certificates as a result of the entry of any decree or judgment by a court of competent jurisdiction or the taking of any official action by the Internal Revenue Service or the Department of the Treasury, which decree, judgment or action shall be deemed to be final under applicable procedural law, which has the effect of a determination that the interest on such Bonds is includable in the gross income of the recipients thereof for Federal income tax purposes, (iv) exercise by any Class A Certificateholder of its Optional Disposition Right in accordance with Section 7.05 of the Series Certificate Agreement provided that the Class A Certificates so tendered are remarketed and the Sponsor pays the Hypothetical Gain Share related to the exercise of such right, (v) a redemption of Class A Certificates in connection with a Clean-Up Event, or (vi) a Release Event pursuant to Section 3.22 hereof.

Section 3.9 Substitution of Credit Enhancement or Liquidity Facility.  The Sponsor acknowledges that it does not have the right to substitute credit enhancement or liquidity for the Class A Certificates.

Section 3.10 Additional Provisions Regarding Prepayment/Substitution Premium.  The Sponsor recognizes that any prepayment of the unpaid principal balance of the Class A Certificates for any reason set forth in Section 3.8(a) hereof will result in Freddie Mac’s incurring loss, including loss of income, additional expense and frustration or impairment of Freddie Mac’s ability to meet its commitments to third parties.  The Sponsor agrees to pay from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement, upon demand, damages for the loss caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages.  The Sponsor therefore acknowledges and agrees that the formula for calculating the Prepayment  Premium represents a reasonable estimate of the damages Freddie Mac will incur because of a prepayment.  The Sponsor further acknowledges that the Prepayment/Substitution Premium provisions of this Agreement are a material part of the consideration for the Series Certificate Agreement and the Credit Enhancement and Liquidity Facility provided thereunder, and acknowledges that the terms of this Agreement are in other respects more favorable to the Sponsor as a result of the Sponsor’s voluntary agreement to the Prepayment/Substitution Premium provisions.  Freddie Mac acknowledges and agrees that the Prepayment/Substitution Premium shall be Freddie Mac’s sole compensation and remedy for such loss and damage.

Section 3.11 Remarketing Agent for the Class A Certificates.  The Sponsor acknowledges that Freddie Mac shall retain, and shall have the ability, in its sole discretion, to remove or replace, the Remarketing Agent.  The Sponsor shall not remove or replace the Remarketing Agent without Freddie Mac’s prior written consent, which consent shall not be unreasonably withheld.

Section 3.12 Indemnification.  The Sponsor shall indemnify and hold harmless Freddie Mac, in its corporate capacity and in its capacity as Pledge Custodian, and its officers, directors, officials, employees, agents, attorneys, accountants, advisors, consultants and servants, past, present or future (each, an “Indemnified Party”), from and against any and all claims, losses, liabilities, damages, penalties, judgments, costs or expenses (including court costs and reasonable attorneys’ fees) (collectively, “Losses”) arising from any act or omission of the Sponsor, any Sponsor Affiliate, the Remarketing Agent (if an Affiliate of Sponsor) or any of their respective agents, contractors, servants, employees or licensees in connection with any of the Bond Mortgage Loans, the Bond Mortgages, Mortgaged Properties, the Owner Documents, the Sponsor Documents, the Offering Circular, the Series Certificate Agreement in connection with the issuance of the Custodial Receipts, the Certificates or the remarketing of the Class A Certificates; together with all costs, reasonable counsel fees, expenses or liabilities incurred in connection with any such claim or proceeding brought thereon; except that the Sponsor shall not be required to indemnify any Indemnified Party for damages caused by the willful misconduct, negligence or unlawful acts of such Indemnified Party or for any claims, costs, counsel fees, expenses or liabilities incurred by an Indemnified Party as a result of any action taken by an Indemnified Party at the direction of Freddie Mac.  In the event that any action or proceeding is brought, or claim made, against any Indemnified Party, with respect to which indemnity may be sought hereunder, the Sponsor, upon written notice thereof from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel reasonably acceptable to Freddie Mac and the payment of all expenses associated therewith.  The Indemnified Party shall have the right to approve a settlement to which it is a party and if the named parties to any such action include both the Sponsor and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Sponsor, to employ separate counsel in any such action or proceedings and to participate in the investigation and defense thereof, and the Sponsor shall pay or cause to be paid the reasonable fees and expenses of such separate counsel.  The provisions of this Section shall survive the termination of this Agreement.

Section 3.13 Freddie Mac Not Liable.  None of Freddie Mac’s officials, officers, directors, members, shareholders, agents, attorneys, independent contractors or employees shall be responsible for, or liable to, the Sponsor or any of its officials, officers, directors, shareholders, members, partners, affiliates, independent contractors or employees for (a) any act or omission of Freddie Mac or any other Person made in good faith with respect to the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (except for documents and endorsements provided by Freddie Mac), even if such documents should be in fact, or prove to be in any or all respects, invalid, insufficient, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning, or purporting to transfer or assign the Series Certificate Agreement or the rights or benefits under the Series Certificate Agreement or proceeds under the Series Certificate Agreement, in whole or in part, that may prove to be invalid or ineffective for any reason; (c) failure of the Administrator to comply fully with all conditions required in order to effect any applicable Advance; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages by the Administrator, by mail, cable, telegraph, telex, telecopier or otherwise that may be required under the Series Certificate Agreement; (e) any loss or delay by the Administrator in the transmission or otherwise of any document or draft required in order to make any Advance; (f) failure of any trustee with respect to the Bonds to comply fully with all terms of the related Bond Documents; or (g) any consequences arising from causes beyond the control of Freddie Mac.  In furtherance, and not in limitation of the foregoing, Freddie Mac may accept documents that appear on their face to be valid and in order, without any responsibility for further investigation. None of the above shall affect, impair, or prevent the vesting of any rights or powers of Freddie Mac under this Agreement.

In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by Freddie Mac (including in its capacity as Bondholder Representative) under or in connection with the Sponsor Documents or any Owner Document, or any related certificates or other documents, if taken or omitted in good faith and not in contravention of the terms hereof, shall be binding upon the applicable Owner, the Bond Trustee, the Issuer, the Sponsor, any Sponsor Affiliate, the Remarketing Agent, the Administrator and the Pledge Custodian, and shall not, under any circumstance, put Freddie Mac under any resulting liability to any of them.

Section 3.14 Pledged Class A Certificates and Class B Certificates.

(a) The Sponsor acknowledges that Pledged Class A Certificates will be purchased by the Administrator on behalf of the Sponsor, and registered in the name of the Pledge Custodian; provided that, to the extent that Freddie Mac has made a Liquidity Advance to purchase such Pledged Class A Certificates, such Pledged Class A Certificates will be pledged to Freddie Mac pursuant to Article VIII of this Agreement.

(b) As a condition to delivery by Freddie Mac of the Series Certificate Agreement, the Sponsor will deliver the Class B Certificates to Freddie Mac, as Pledge Custodian under this Agreement, to be held in the name of the Sponsor for the benefit of Freddie Mac as security for the Obligations of the Sponsor hereunder.  Any transfer, pledge or assignment of the Class B Certificates shall be subject to the lien and covenants set forth in Article VIII of this Agreement.

Section 3.15 Other Covenants of Sponsor.

(a) Sponsor Documents.  Each of the covenants of the Sponsor set forth in the Sponsor Documents is hereby incorporated in this Agreement by this reference as if fully set forth herein.  The Sponsor shall comply with all material terms and conditions of each Sponsor Document to which it is a party or by which it is bound and shall not, without the prior consent of Freddie Mac, provide directions or consents to the Bond Trustee or the Issuer except as otherwise permitted pursuant to the terms hereof and of the Servicing Agreement.

(b) Transfer of Project Ownership.  The Sponsor shall not consent to any transfer of ownership of any Mortgaged Property without the prior written consent of Freddie Mac.

(c) Tax–Exempt Status of the Certificates.  The Sponsor shall not take, or omit to take, any action within its power to take that, if taken or omitted, would jeopardize or adversely affect the exclusion of interest on the Certificates from gross income of the holders thereof for federal income tax purposes.

(d) Securities Acts.  The Sponsor shall not take, or omit to take, any action within its power to take that, if taken or omitted, would subject the Certificates to registration under the Securities Act of 1933, or the Series Certificate Agreement to registration under the Trust Indenture Act of 1939 or the Investment Company Act of 1940.

(e) Certain Actions With Respect to the Certificates.  The Sponsor shall not, without the prior written consent of Freddie Mac:

(i) appoint a “Successor Sponsor” (as defined in the Series Certificate Agreement);

(ii) provide its consent or waive any rights under the Series Certificate Agreement or any consents or waivers under the Bond Documents, the rights to which are granted to the Bondholder Representative or the Servicer except as otherwise permitted pursuant to the terms hereof and of the Servicing Agreement;

(iii) consent to amendment to any partnership agreement or other applicable organizational document of an Owner to allow such Owner to own substantial assets other than its Mortgaged Property or to engage in any business activities other than activities related to the ownership and operation of its Mortgaged Property; or

(iv) permit any change in the ownership or control of the Sponsor from the ownership structure in place on the Closing Date, or permit any corporate reorganization to occur that would result in the Sponsor and the Guarantor not being under common control.

(f) Amendment of Organizational Documents Of Sponsor.  The Sponsor agrees not to amend its organizational documents without the prior consent of Freddie Mac.

Section 3.16 Liability of the Sponsor.  The obligation of the Sponsor to cause the Administrator and the Pledge Custodian, as applicable, to make any and all payments to Freddie Mac required by this Agreement  or any other Sponsor Document shall not be subject to diminution by set-off, recoupment, counterclaim, abatement or otherwise.  Until the latest of the date on which (i) all the  Class A Certificates have been fully paid in accordance with the Series Certificate Agreement, (ii) the Series Certificate Agreement has been terminated in accordance with its terms and (iii) all amounts due and owing to Freddie Mac under this Agreement or any other Sponsor Document shall have been paid, the Sponsor shall continue to have the obligation to perform and observe all of its obligations contained in this Agreement, the Sponsor Documents and all other documents contemplated hereby or thereby.

The obligations of the Sponsor under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any invalidity or unenforceability of any of the Owner Documents, the Sponsor Documents (other than the Series Certificate Agreement) or any other agreement or instrument related to the Owner Documents or the Sponsor Documents (other than the Series Certificate Agreement); (b) any waiver of, or any consent to or departure from, the terms of a Series Certificate Agreement, any of the Owner Documents or the Sponsor Documents, or any other agreement or instrument related to the Owner Documents or the Sponsor Documents, or any extensions of time or other modifications of the terms and conditions for any act to be performed in connection with the Series Certificate Agreement; (c) the existence of any claim, set-off, defense or other right that the Sponsor may have at any time against Freddie Mac, the Servicer, any Issuer, any Bond Trustee, the Guarantor, any Sponsor Affiliate, the Administrator, the Pledge Custodian, the Remarketing Agent or any other Person, whether in connection with this Agreement, any of the other Owner Documents, the Sponsor Documents, the Guaranty, any Mortgaged Property, or any unrelated transaction; (d) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement, the Owner Documents or the Sponsor Documents; (e) any defect in title to any Mortgaged Property, any acts or circumstances that may constitute failure of consideration, destruction of, damage to or condemnation of any Mortgaged Property, commercial frustration of purpose, or any change in the tax or other laws of the United States of America or of any state or any political subdivision of the same, (f) the breach by Freddie Mac, the Servicer, any Issuer, any Bond Trustee, the Administrator, the Sponsor, any Sponsor Affiliate, the Pledge Custodian, the Remarketing Agent or any other Person of its obligations under any Owner Document, the Guaranty or any Sponsor Document; or (g) any other circumstance, happening or omission whatsoever.

Section 3.17 Waivers and Consents.  THE SPONSOR AGREES TO BE BOUND BY THIS AGREEMENT AND, TO THE EXTENT PERMITTED BY LAW, (A) WAIVES AND RENOUNCES ANY AND ALL REDEMPTION AND EXEMPTION RIGHTS AND THE BENEFIT OF ALL VALUATION AND APPRAISAL PRIVILEGES (EXCEPT AS EXPRESSLY PROVIDED IN THE SPONSOR DOCUMENTS) AGAINST THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER SPONSOR DOCUMENTS OR BY ANY EXTENSION OR RENEWAL OF THIS AGREEMENT AND THE OTHER SPONSOR DOCUMENTS; (B) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT, NOTICES OF NONPAYMENT AND OF DISHONOR, PROTEST OF DISHONOR AND NOTICE OF PROTEST; (C) WAIVES ALL NOTICES IN CONNECTION WITH THE DELIVERY AND ACCEPTANCE OF THIS AGREEMENT AND THE OTHER SPONSOR DOCUMENTS AND ALL OTHER NOTICES IN CONNECTION WITH THE PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF ANY OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER SPONSOR DOCUMENTS EXCEPT AS REQUIRED BY THIS AGREEMENT OR THE OTHER SPONSOR DOCUMENTS; (D) AGREES THAT ITS LIABILITIES UNDER THIS AGREEMENT AND THE OTHER SPONSOR DOCUMENTS SHALL BE UNCONDITIONAL AND WITHOUT REGARD TO THE LIABILITY OF ANY OTHER PERSON AND (E) AGREES THAT ANY CONSENT, WAIVER OR FORBEARANCE UNDER THIS AGREEMENT AND THE OTHER SPONSOR DOCUMENTS WITH RESPECT TO AN EVENT SHALL OPERATE ONLY FOR SUCH EVENT AND NOT FOR ANY SUBSEQUENT EVENT.

Section 3.18 Subrogation.  The Sponsor acknowledges that, to the extent of any payment made by Freddie Mac in accordance with the Series Certificate Agreement pursuant to the Credit Enhancement or the Liquidity Facility and for which Freddie Mac has not been reimbursed, Freddie Mac is to be fully subrogated, to the extent of such payment and any additional interest due on any late payment, to the rights of the Sponsor to any moneys paid or payable under the applicable Enhanced Bonds, the Enhanced Custodial Receipts, the Certificates or the related Hedge and all security therefor under the Owner Documents and the Sponsor Documents, including the Bond Mortgage.  The Sponsor agrees to such subrogation and further agrees to execute such instruments and to take such actions as, in the judgment of Freddie Mac, are necessary to evidence such subrogation and to perfect the rights of Freddie Mac to the extent necessary to provide reimbursement hereunder.

Section 3.19 Substitution.  The Sponsor may at its option (subject to the conditions set forth below) substitute at any time, and from time to time, one or more issues (but not more than two issues with respect to each Released Asset (defined below)) of multifamily housing revenue bonds or senior custodial receipts evidencing such bonds (each, a “Substitute Asset”) for (a) (i) an Enhanced Custodial Receipt if there exists with respect to the underlying Custodian-Held Bonds a Bond Event of Default (provided that in the event the Bond Event of Default arises from a payment default on the underlying Custodian-Held Bond the Sponsor may only request release of such Enhanced Custodial Receipt and provide a Substitute Asset pursuant to this Section 3.19 if such payment default causes the Enhanced Custodial Receipts to not receive full and current payment) or (ii) for an issue of Enhanced Bonds with respect to which a Bond Event of Default exists, or (b) a Pre-Selected Deposited Asset, solely if the Sponsor has elected to effect a substitution of such Pre-Selected Deposited Asset in connection with the sale of the related Pre-Selected Mortgaged Property pursuant to Section 3.20 hereof.  The Enhanced Custodial Receipts or Enhanced Bonds available to be substituted for in accordance with the foregoing sentence (each, a “Released Asset”) shall be released from the Series Certificate Agreement in accordance with the terms thereof, and the Substitute Asset(s) shall be deposited with the Administrator pursuant to the terms of the Series Certificate Agreement in accordance with the terms thereof, if each of the following conditions is met:

(a) The Substitute Property meets all of Freddie Mac’s then applicable underwriting criteria, program, policy and documentation requirements unless waived in writing by Freddie Mac.  In furtherance and not in limitation of the foregoing, Freddie Mac in considering the eligibility of the Substitute Property under such criteria and requirements may take into account a variety of factors, including, but not limited to, local market conditions, portfolio concentration in the market where the Substitute Property is located, the condition and quality of the Substitute Property (which condition and quality shall not be less than the Mortgaged Property to be released (the “Released Project”)), the type of Substitute Property (which shall be of the same type as the Released Project), the internal risk rating for such Substitute Property as determined by Freddie Mac (which risk rating as so determined shall be equal to or better than the risk rating (as determined by Freddie Mac) for the Released Project) and pool diversification (the determination of any proposed Substitute Property’s eligibility under such criteria and requirement to be in Freddie Mac’s sole and absolute discretion);

(b) Freddie Mac shall have been provided by the Servicer (or otherwise) all applicable third party reports required pursuant to the Guide or otherwise required by Freddie Mac, in its sole and absolute discretion, to evaluate the proposed Substitute Property including but not limited to:

(i) An environmental report on the proposed Substitute Property in all respects reasonably satisfactory to Freddie Mac;

(ii) An engineering report on the proposed Substitute Property in all respects reasonably satisfactory to Freddie Mac;

(iii) A survey of the Substitute Property, in all respects reasonably satisfactory to Freddie Mac; and

(iv) An appraisal on the Substitute Property in all respects reasonably satisfactory to Freddie Mac;

(c) Sponsor shall pay all out of pocket fees and expenses of Freddie Mac, including the reasonable costs and expenses of outside counsel in connection with such substitution;

(d) The Substitute Property shall be subject to satisfactory inspection by Freddie Mac;

(e) The underlying bond documents related to the Substitute Property meet Freddie Mac’s then-applicable program requirements in all material respects or are otherwise waived by Freddie Mac;

(f) Unless waived by Freddie Mac, the terms of the Substitute Asset, including tax status, maturity, interest rate and interest mode, are substantially consistent with the terms of the Released Asset;

(g) After giving effect to such substitution, the geographic concentration of the Mortgaged Properties is not greater than that prior to the substitution;

(h) The ratio of the unpaid principal balance of the Substitute Asset to the value of the Substitute Property (the “Loan to Value Ratio” or “LTV”) at the time of the proposed substitution, as determined by Freddie Mac in accordance with its then current underwriting methodology, is less than or equal to the lesser of (i) the loan to value ratio of the Released Project as of the Closing Date or (ii) the loan to value ratio of the Released Project as of the date of the proposed release of the Released Project as determined by Freddie Mac in accordance with its then existing underwriting methodology and in all events the Loan to Value Ratio does not exceed 85%;

(i) The ratio of the net operating income and the annual debt service (the “Debt Service Coverage” or “DCR”) for the Substitute Property for the last twelve (12) calendar months preceding the proposed substitution, calculated in accordance with Freddie Mac’s then-existing underwriting methodology, is greater than or equal to the greater of (i) the Debt Service Coverage for the Released Project as of the Closing Date for the Released Project or (ii) the current Debt Service Coverage for the Released Project for the prior twelve (12) calendar months, calculated in accordance with Freddie Mac’s underwriting methodology employed by Freddie Mac in determining the Debt Service Coverage for the Substitute Property and in all events the Debt Service Coverage is not less than 1.15%;

(j) If the proposed Substitute Asset is a custodial receipt relating to a series bonds and/or a mortgaged project that would not otherwise meet Freddie Mac’s underwriting criteria and requirements but for the delivery of the bonds into a custodial receipt arrangement, the DCR/LTV of such bonds and mortgaged project prior to such delivery must equal at least a DCR/LTV of 1.05x/95%, as determined by Freddie Mac, in addition to the Substitute Asset meeting all other substitution requirements;

(k) No Event of Default shall exist and there shall have been no related Bond Event of Default with respect to such Substitute Asset during the immediately preceding twelve (12) month period;

(l) Contemporaneously with the request for a substitution, Sponsor shall pay to Freddie Mac a deposit to cover third party costs and fees and a mortgage review fee of the greater of $5,000 per substituted property or .10% of the unpaid principal balance of the Substitute Asset.  On or prior to the closing date for the substitution, the Sponsor shall pay Freddie Mac a substitution fee (i) equal to the greater of $5,000 or 0.25% of the unpaid principal balance of the Substitute Asset(s) (with a credit for the mortgage review fee previously paid) for a substitution relating to a Bond Event of Default or (ii) equal to the greater of $50,000 or 0.50% of the unpaid principal balance of the Substitute Asset(s) (with a credit for the mortgage review fee previously paid) for a substitution relating to a substitution of a Pre-Selected Deposited Asset pursuant to Section 3.20.  In addition, the Sponsor shall pay the reasonable fees and out-of-pocket expenses of outside counsel, appraisers, environmental professionals and engineers, plus all reasonable out-of-pocket costs and expenses incurred by Freddie Mac in connection with the foregoing.  Such amounts shall be paid on or prior to the closing date of such substitution.  If such substitution fails to close, Sponsor shall pay Freddie Mac such reasonable fees and out-of-pocket expenses within (30) days of Sponsor’s receipt of invoices therefor;

(m) If the unpaid principal balance of the Substitute Asset is less than the unpaid principal balance of the Released Asset (a “Contraction”) the Sponsor shall pay any applicable Total Release Price with respect to the principal portion of the Released Asset that is in excess of the principal amount of the Substitute Asset(s) as and when required by the Series Certificate Agreement, and if the Contraction is greater than 5%, then, in addition to the fees required under Section 3.19(i) above, Sponsor shall pay or cause to be paid a Prepayment/Substitution Premium to Freddie Mac on the amount by which the unpaid principal balance of the Released Asset exceeds the unpaid principal balance of the Substitute Asset(s) on the date of substitution;

(n) The Sponsor and Freddie Mac shall have executed an addendum to this Agreement and any related agreements to reflect the substitution contemplated hereby; and

(o) Freddie Mac shall have received an opinion of Bond Counsel acceptable to Freddie Mac to the effect that such substitution does not adversely affect the exclusion of interest accrued on the related Certificates from gross income of the holders thereof for federal income tax purposes.

(p) If requested by Freddie Mac, Freddie Mac shall have received a 704(b) analysis with respect to the ownership of the Substitute Property which is satisfactory to Freddie Mac in its sole discretion.

Section 3.20 Release Event Upon Sale of Pre-Selected Mortgaged Property.  On or after the date which is thirty-six (36) months after the Closing Date, the Sponsor may elect, solely in connection with a sale of a Pre-Selected Mortgaged Property to a party that is not a Sponsor Affiliate and which party does not elect to assume the indebtedness of the related Bonds, to effect a substitution of the related Pre-Selected Deposited Asset in accordance with Section 3.19 and direct Freddie Mac to declare a Release Event for such purpose; provided, however, the Sponsor shall only have the right to effect a substitution of up to two Pre-Selected Deposited Asset pursuant to this Section 3.20.  In connection with any election under this Section 3.20, the Sponsor shall also satisfy the following conditions:

(i) the Sponsor shall cause to be funded to Freddie Mac any applicable Prepayment/Substitution Premium required under Sections 3.8(a) and 3.19 hereof;

(ii) the Sponsor shall provide reasonably satisfactory evidence to Freddie Mac that the applicable Pre-Selected Mortgaged Property is under contract for sale, the proposed purchaser of such Pre-Selected Mortgaged Property is not a Sponsor Affiliate and the proposed purchase price is the market price for such Pre-Selected Mortgaged Property;

(iii) the Sponsor shall provide satisfactory evidence to Freddie Mac that the proposed purchaser is electing to payoff the related Bonds in connection with the sale; and

(iv) the Sponsor shall cause to be provided to Freddie Mac all fees required pursuant to Section 3.19 hereof.

Section 3.21 Optional Series Pool Release Date.  The Sponsor shall have the right, subject to the following terms and provided no Event of Default has occurred and is continuing, to direct Freddie Mac to exercise its right (provided the Class A Certificates then bear interest at a Weekly Reset Rate or Monthly Reset Rate) to cause a Release Event with respect to all (but not less than all) Deposited Assets held under the Series Certificate Agreement on an Optional Series Pool Release Date by giving written notice of such election to Freddie Mac not less than ninety (90) days prior to such Optional Series Pool Release Date.  Freddie Mac shall only exercise its right to cause such a Release Event to occur on an Optional Series Pool Release Date if by no later than the fifth (5th) Business Days prior to such Optional Series Pool Release Date the Sponsor shall have either (i) caused to be deposited with Freddie Mac in immediately available funds an amount necessary to pay in full the resulting Total Release Price due under the terms of the Series Certificate Agreement, together with amounts sufficient to pay all Obligations of the Sponsor due hereunder (including any Prepayment/Substitution Premium due pursuant to Section 3.8(a) hereof if the Optional Series Pool Release Date occurs on September 15, 2017) and any obligations of the Sponsor due under any other Sponsor Document or (ii) the Sponsor shall have provided evidence of the establishment of an escrow arrangement for the payment of the same satisfactory to Freddie Mac, in its sole discretion.  Such monies provided by the Sponsor to Freddie Mac shall be applied as provided pursuant to the terms of the Series Certificate Agreement to effect such Release Event and the terms hereof to reimburse Freddie Mac for any amounts then due hereunder.

Section 3.22 Rights of Sponsor Upon Freddie Mac Downgrade. If the rating of the long-term senior debt of Freddie Mac is reduced below “A-” by the Rating Agency (which event shall constitute a material adverse credit condition under this Agreement), the Sponsor shall have the right to direct Freddie Mac to exercise its right (provided the Class A Certificates then bear interest at a Weekly Reset Rate or Monthly Reset Rate) to cause a Release Event with respect to all (but not less than all) Deposited Assets held under the Series Certificate Agreement.  If the Sponsor elects to exercise such right by giving not less than thirty (30) days written notice to Freddie Mac, Freddie Mac shall exercise its right to cause such a Release Event to occur promptly following receipt by the Administrator of immediately available funds from the Sponsor in an amount necessary to pay in full the resulting Total Release Price due under the terms of the Series Certificate Agreement, together with amounts sufficient to pay all Obligations of the Sponsor due hereunder and any obligations of the Sponsor due under any other Sponsor Document.  Such monies provided by the Sponsor to the Administrator shall be applied as provided pursuant to the terms of the Series Certificate Agreement and the terms hereof.

Section 3.23 Release Event Upon Bond Event of Default.  In addition to the Sponsor’s rights under Section 3.19 hereof, if a material monetary event of default exists with respect to a series of Bonds and remains uncured for the shorter of (i) sixty (60) days or (ii) two consecutive scheduled payment dates (or such shorter period of time consented to by Freddie Mac), the Sponsor may direct Freddie Mac to declare a Release Event with respect to the related Deposited Asset and shall fund, or cause the funding of, the purchase of such Deposited Asset (which funding by, or caused by, the Sponsor shall be accomplished in accordance with Section 7.3(a) hereof and applicable provisions of the Series Certificate Agreement); provided, however, the Sponsor shall only have the right to cause a Release Event with respect to a Deposited Asset pursuant to this Section 3.23 if the Sponsor has funded, or caused the funding of, such Release Event within sixty (60) days of the date on which the right to direct a Release Event with respect to such Deposited Asset first arises under this Section 3.23.  In connection with any Release Event pursuant to this Section 3.23 that involves an Enhanced Custodial Receipt and a situation where the payment default on the underlying Bonds has not also resulted in a contemporaneous payment deficiency with respect to such Enhanced Custodial Receipt, the Sponsor shall also cause to be funded to Freddie Mac prior to the release date the Prepayment/Substitution Premium required pursuant to Section 3.8(a)(iii) hereof.

Section 3.24 Release of the Villages at Lost Creek Senior Custodial Receipt RA-7-2.  In the event the Sponsor shall fail to provide evidence satisfactory to Freddie Mac that the Villages at Lost Creek Mortgaged Property has qualified for and received a 100% real estate tax abatement prior to the date that is eighteen (18) months following the Closing Date or if a non-appealable determination is made prior to such time that the tax abatement does not apply or if Freddie Mac otherwise determines in its reasonable discretion prior to such time that such tax abatement will not be granted (any of which events shall constitute a material adverse credit condition under this Agreement), Freddie Mac, in its sole discretion, shall have the right to cause a Release Event of the Senior Custodial Receipt designated RA-7-2 (the “RA-7-2 Senior Custodial Receipt”) and the Sponsor shall fund, or cause the funding of, the Total Release Price of such Release Event from amounts on deposit in the Villages at Lost Creek Escrow Account or from other amounts provided by the Sponsor (which funding shall be applied as provided in the Series Certificate Agreement).  Any amounts expended by Freddie Mac in connection with a Release Event pursuant to this Section 3.24 and not reimbursed from amounts on deposit in the Villages at Lost Creek Escrow Account (or otherwise funded by the Sponsor) shall be deemed a Credit Advance for purposes of this Agreement and shall be reimbursed as provided in Section 3.2 hereof.  In connection with a Release Event pursuant to this Section 3.24, the Sponsor shall cause to be funded to Freddie Mac on or prior to the release date the Prepayment/Substitution Premium required pursuant to Section 3.8(a)(i) hereof.  Upon release from the Series Pool pursuant to this Section 3.24, the RA-7-2 Senior Custodial Receipt shall be delivered to the Custodian and exchanged for a Subordinate Custodial Receipt to be designated RB-7-2 pursuant to Section 2.11 of the Custody Agreement.

Section 3.25 Loans by Guarantor or Its Affiliates. The Guarantor or an affiliate of the Guarantor may make a subordinate loan or loans to an Owner and enforce the terms of such loans if the such loan is made in accordance with the terms of this Section 3.25.  Freddie Mac acknowledges that the making of such loan(s) by the Guarantor and their enforcement is not a breach of a covenant or a representation under this Agreement provided that:

(a) the Guarantor shall provide notice of such subordinate loan to Freddie Mac and the Servicer no later than 30 days prior to the funding of such loan (each notice shall include a representation as to the purpose of the subordinate loan),

(b) such subordinate loan shall be made only to fund shortfalls in operating expenses or to pay debt service on the related Bonds,

(c) the enforcement of remedies with respect to such subordinate loan(s) shall be done solely with Freddie Mac’s prior consent, and

(d) such subordinate loan: (i) is not secured by the applicable Mortgaged Property or an interest in the applicable Owner, (ii) is payable solely from 75% of surplus cash with respect to the related Mortgaged Property (as determined in accordance with Freddie Mac’s program standards), (iii) has a maturity date which extends beyond the maturity date on the related Bonds, and (iv) otherwise conforms to Freddie Mac’s then applicable program, policies and underwriting criteria for soft subordinate debt.

Section 3.26 Credit Advances; Real Estate Taxes.  In the event any real estate taxes are assessed on a Mortgaged Property (including, but not limited to, South Park and Lost Creek) and are not timely paid when due by either the Owner or the Sponsor (irrespective of whether the Owner or the Sponsor is contesting such assessment), Freddie Mac shall have the right (but not the obligation) to pay such taxes and such expenditure by Freddie Mac shall be treated as a Credit Advance hereunder to reimbursed from the sources and in the priority established in accordance with the provisions of this Agreement and Section 4.03 of the Series Certificate Agreement.  The foregoing notwithstanding, any such real estate taxes due but unpaid with respect to the Villages at Lost Creek Mortgaged Property shall be paid first from amounts available therefor under the Villages at Lost Creek Escrow Agreement, subject to and in accordance with the terms thereof.

ARTICLE IV
AGREEMENT TO EXCHANGE

Section 4.1 Exchange.  Freddie Mac agrees to exchange the Certificates for the Deposited Assets in accordance with and subject to the terms and provisions of this Agreement.  In consideration for the transfer of ownership and possession of the Deposited Assets from the Sponsor to Freddie Mac, Freddie Mac shall simultaneously deliver to the Sponsor the Class A Certificates issued pursuant to the Series Certificate Agreement and deliver the Class B Certificates to the Pledge Custodian for the benefit of the Sponsor, all of which Class B Certificates shall be subject to the pledge described in Section 8.1 hereof, and which shall be held in custody by the Pledge Custodian in accordance with the terms of this Agreement.  With respect to the Deposited Assets, the Sponsor is transferring and assigning to Freddie Mac all of its right, title and interest in and to such Deposited Assets together with all interest due thereon from and after September 1, 2010 (such transfer and assignment being intended as an absolute assignment to Freddie Mac of all of the Sponsor’s ownership, right, title and interest in such Deposited Assets from such date forward, and not as a collateral assignment or pledge of such Deposited Assets).

Section 4.2 Mandatory Delivery; Ownership; Registration of Transfer.  No later than the Closing Date (the “Delivery Deadline”), the Sponsor shall complete the delivery of the Deposited Assets to Freddie Mac in accordance with this Agreement, and ownership of the Deposited Assets shall pass from the Sponsor to Freddie Mac on the Closing Date as provided in Section 4.1.  The Sponsor shall execute and deliver any instrument necessary or appropriate to effect or evidence the transfer and delivery of all the Sponsor’s interest in and to the Deposited Assets to Freddie Mac, and shall fully and promptly cooperate with Freddie Mac, and take any necessary action, to cause the ownership of the Deposited Assets to be registered in the name of Freddie Mac.

Section 4.3 Failure to Deliver.  If the Sponsor fails to deliver the Deposited Assets to Freddie Mac or fails to comply fully with any precondition to Freddie Mac’s obligation to exchange Certificates for the Deposited Assets on or before the Closing Date, Freddie Mac shall have no obligation to exchange Certificates for the Deposited Assets, and the Sponsor shall promptly reimburse Freddie Mac for all of its out-of-pocket expenses in connection with the proposed transaction, including, but not limited to, Freddie Mac’s legal and financial modeling costs.

ARTICLE V
INTEREST RATE PROTECTION

Section 5.1 Hedge Requirement.

(a) Hedge Requirement.  To protect against fluctuations in interest rates, Sponsor shall deliver to Freddie Mac and shall make arrangements for third-party Hedge Agreements to be in place and maintained at all times, with respect to the Class A Certificates during any period in which the Class A Certificates bear interest at a Weekly Reset Rate or Monthly Reset Rate.  The Hedge Agreement with respect to the Class A Certificates shall take the form of one or more Caps that meet the requirements of this Article V.  The initial Hedge Agreement with respect to the Class A Certificates shall be three Caps with counterparties acceptable to Freddie Mac.  Each initial Cap shall have a termination date of September 15, 2017 and a Strike Rate of 3%.  The combined notional amount of the initial Caps shall equal the Initial Certificate Balance of the Class A Certificates on the Closing Date and shall decline based upon the scheduled amortization of the Class A Certificates.  The initial Caps shall otherwise satisfy the terms hereof.

(b) Expiration of Hedge.  Not later than the day following the expiration of the term of any Hedge, if a Subsequent Hedge is required pursuant to Section 5.1(a), the Sponsor shall deliver or cause to be delivered a Subsequent Hedge Agreement from a Counterparty acceptable to Freddie Mac.

(c) Terms of Subsequent Hedge.  Except as otherwise permitted by Sections 5.2, 5.7 or otherwise consented to by Freddie Mac, each Subsequent Hedge shall be a Cap and shall have a term equal to the lesser of five (5) years or the remaining term of the related Series Pool; provided, however, solely with respect to the Cap to be provided by the Sponsor immediately following the expiration of the initial Caps, the Sponsor may provide a Cap with a termination date of September 15, 2020, and in the event the Sponsor makes such election, amounts remaining in the Cap Fee Escrow shall be credited in part towards the Sponsor's obligations with respect to funding the Cap Fee Escrow for the term of such Cap.

(d) Documentation.  Each Hedge and Subsequent Hedge shall be with a Counterparty acceptable to Freddie Mac.  Prior to seeking any bids from any Counterparty for a Subsequent Hedge, the Sponsor shall obtain the prior written consent of Freddie Mac.  Each Hedge shall be evidenced and governed by such documents (the “Hedge Documents”) as shall be in form and content be acceptable to, Freddie Mac.  Without limiting the generality of the foregoing, each Hedge Agreement shall satisfy the requirements of Section 5.2.

(e) Performance Under Hedge Documents.  The Sponsor shall comply fully with, and otherwise perform when due, its respective obligations under all Hedge Documents.  The Sponsor shall not exercise without Freddie Mac’s prior written consent, and shall exercise at Freddie Mac’s direction, any rights or remedies under any Hedge Document.

(f) Termination; Transfer.  The Sponsor shall not terminate, transfer nor consent to any transfer of any existing Hedge without Freddie Mac’s prior written consent as long as the Sponsor is required to maintain a Hedge with respect to the Class A Certificates pursuant to this Agreement.  Prior to termination of an existing Hedge on a date prior to its scheduled termination date, the Sponsor shall, so long as a Weekly Reset Rate or Monthly Reset Rate is in effect, obtain a new Hedge satisfying the terms of this Agreement.  Any new Hedge must be effective on or before or on the date immediately following the last date on which the existing Hedge is in effect.  In no event shall the Sponsor terminate the Hedge if in connection with such termination Freddie Mac would be required to pay a termination fee pursuant to the Hedge, unless Freddie Mac expressly consents to the payment of such termination fee.

(g) Hedge Assignment; Delivery of Payments.  The Sponsor shall assign to Freddie Mac each Hedge in effect from time to time pursuant to this Agreement.  The Counterparty shall make all its payments to Freddie Mac to be allocated to the payment of fees, expenses, reimbursements and other Obligations of the Sponsor hereunder, and in no event paid to Class A Certificates.  Any amounts received by the Sponsor from the Counterparty pursuant to the Hedge Agreement shall be paid by the Sponsor to Freddie Mac immediately and until paid to Freddie Mac, shall be held in trust for the benefit of Freddie Mac until applied in accordance with the terms of Article VIII hereof.

(h) Notice of Expiration.  Not less than six (6) months prior to the expiration of each Hedge delivered hereunder, if a Subsequent Hedge will be required pursuant to Section 5.1(a), the Sponsor shall provide Freddie Mac written notice of the proposed terms of the Hedge expected to be delivered by the Sponsor to replace the expiring Hedge.

Section 5.2 Hedge Agreement Terms.

(a) Hedge Agreement Payment Terms.  For each Hedge related to the Class A Certificates, the Counterparty shall pay a floating amount computed in accordance with the Hedge Documents to the extent the Index Rate exceeds the fixed cap rate (the “Strike Rate”).  For each Subsequent Hedge Agreement, the Strike Rate must not exceed 4% per annum (and shall not exceed 3% per annum with respect to the initial Caps) or shall otherwise be acceptable to Freddie Mac.  Each Hedge must provide for monthly settlement on the fifteenth day of each month with a grace period of no longer than three (3) Business Days.  If the SIFMA Index Rate is not published on any reset date under the Hedge, the Counterparty must determine an appropriate index as a substitute for the SIFMA Index Rate on each such reset date.  The index so determined shall provide a rate of interest that is equivalent to the prevailing rate of interest borne by bonds that are rated in the highest short-term rating category by Moody’s and S&P for issuers of not less than five “high grade” component issuers selected by the Counterparty which shall include, without limitation, issuers of general obligation bonds, and that are subject to tender by holders thereof for purchase on not more than seven (7) days notice and the interest on which is (a) variable, determined on a weekly basis, (b) excludable from gross income for federal income tax purposes, and (c) not subject to a “minimum tax” or similar tax unless all tax-exempt bonds are subject to such tax.

(b) Notional Principal Amount of Hedge.  The initial notional amount of any Hedge shall be equal to the Current Class A Certificate Balance immediately prior to the commencement of the applicable Hedge Period.

(c) [Reserved].

(d) Cap Fee Escrow.  From amounts received with respect to the Pledged Security Collateral, the Pledge Custodian on behalf of the Sponsor shall pay to the Servicer for deposit to a Cap Fee Escrow monthly on the fifteenth (15th) day of each month (commencing on the fifteenth (15th) day of the month next preceding the date that is sixty (60) months prior to the expiration of each existing Hedge), an amount that will result in the accumulation by the expiration of the existing Hedge, without regard to earnings from investments of amounts in the Cap Fee Escrow, of funds estimated by Freddie Mac to be sufficient to pay the cost of a Cap with a term of five years in a notional amount that will equal the outstanding principal amount of the Class A Certificates at such time (provided, if the Sponsor makes the election as provided in Section 5.1(c) to provide a 3-year cap upon expiration of the initial Caps provided hereunder, then payments to the Cap Fee Escrow for the following escrow period shall begin 36 months prior to the expiration thereof, but nevertheless the monthly deposits to the Cap Fee Escrow shall be those estimated to be sufficient to pay the cost of a Cap with a term of five years).  During the first twelve (12) months after the commencement of deposits required hereunder, the monthly deposit shall be equal to a fraction, the numerator of which is 125% of the estimated cost of the Cap required hereunder and the denominator of which 60.  Thereafter, the amount of the monthly deposit shall be recomputed by Freddie Mac annually based upon the Freddie Mac’s estimation of the cost of such Cap times 125% minus amounts already on deposit in the applicable Cap Fee Escrow divided by the number of months remaining until to the related expiration date of the preceding Hedge.

Amounts on deposit in the Cap Fee Escrow shall be invested and reinvested by the Servicer only in the following, having maturities of no more than six months:

(i) Bank accounts or certificates of deposit that are fully insured by the Federal Deposit Insurance Corporation.

(ii) Direct obligations of the U.S. Government, the Federal Home Loan Bank, the Federal Home Loan Mortgage Corporation, Fannie Mae or the Federal Farm Credit Bank.

(iii) Obligations, the interest on which is excludable from gross income for federal income tax purposes, with a “Moody’s Investment Grade One” rating or bonds the interest on which is excludable from gross income for purposes of federal income taxation, that are rated not lower than “AA” or “Aa” by either S&P or Moody’s respectively, if only one rating from those agencies has been obtained, and if both agencies have rated the obligations or bonds, not lower than “Aa” or “AA,” as applicable; provided, however, not more than 10% of the total issue of any such obligations may be purchased and issues of at least $20,000,000 in total issue size must be selected.

(iv) Commercial paper with a rating of at least “A-1” by S&P and at least P-1 by Moody’s.

(v) Corporate notes and bonds with a rating of at least “AA” and “Aa” from S&P and Moody’s.

(vi) Shares or other interests in mutual funds that invest exclusively in (A) instruments the interest on which is exempt from federal income taxation and which are rated by at least one nationally recognized statistical rating agency in one of that agency’s two highest rating categories or (B) any of the categories of investments described in paragraphs (i) through (v) above.

During any period the Class A Certificates have been converted with the prior written consent of Freddie Mac to bear interest at a Term Reset Rate and no Hedge is required to be maintained pursuant to Section 5.1 of this Agreement, and provided no Event of Default is existing hereunder, any amounts then held on deposit in the Cap Fee Escrow shall be distributed to the Sponsor upon a written request therefor delivered to the Servicer and Freddie Mac.

(e) Additional Collateral.  Each Hedge Agreement shall provide that if the long-term, unsecured and unsubordinated indebtedness of the Counterparty shall cease to be rated at least A1 by Moody’s or A+ by S&P (or Aa1 by Moody’s or AA+ by S&P in the case of counterparties that are insurance companies) or such indebtedness shall cease to be rated by Moody’s or S&P, then such party’s obligations under the Hedge Agreement shall be required to be collateralized on such terms and conditions as are acceptable to Freddie Mac including without limitation the delivery of cash collateral to a Trustee.  If the Counterparty fails to escrow collateral as provided in the Hedge Agreement, the Sponsor shall enter into a Subsequent Hedge within thirty (30) days after such failure to escrow collateral.

Section 5.3 Failure to Deliver Subsequent Hedge.

If:

(a) the Sponsor fails to deliver a Subsequent Hedge as required by this Agreement, or

(b) the Sponsor has indicated that it will obtain a Subsequent Hedge and has not provided to Freddie Mac and the Servicer a copy of the executed and delivered Subsequent Hedge when required by Section 5.1(b), then Freddie Mac at its option, may

(i) purchase a Subsequent Hedge upon such terms as it deems satisfactory in its own name or for the account of the Sponsor with funds on deposit in the Cap Fee Escrow, and if funds in the Cap Fee Escrow are insufficient for that purpose, Freddie Mac may advance the insufficient amount, which advance shall be deemed a Credit Advance; or

(ii) treat such failure by the Sponsor as an Event of Default.

If Freddie Mac exercises its right under clause (i) and is reimbursed with interest its Credit Advance within the time required by Section 3.2 hereof after it gives notice to the Sponsor that Freddie Mac purchased the Subsequent Hedge, the failure of the Sponsor to obtain the Hedge shall no longer constitute an Event of Default.

The Sponsor hereby appoints Freddie Mac as its attorney-in-fact, with full authority in the place and stead of the Sponsor and in the name of the Sponsor, from time to time in Freddie Mac’s discretion, to take any action and to execute any instrument which Freddie Mac may reasonably deem necessary or advisable to accomplish the purposes of this Section 5.3. The power of attorney established pursuant to this Section 5.3 shall be deemed coupled with an interest and shall be irrevocable.

Section 5.4 [Reserved].

Section 5.5 Pledge and Assignment of  Security Interest in Hedge Collateral.  To secure the Obligations, the Sponsor hereby assigns, pledges and grants a security interest to Freddie Mac in and to all of its right, title and interest in and to the following (collectively, the “Hedge Collateral”):

(a) the Hedge Agreement and any Subsequent Hedge Agreements;

(b) any and all moneys (collectively, “Hedge Payments”) payable to the Sponsor, from time to time, pursuant to the Hedge Agreements or any Subsequent Hedge Agreements by the Counterparty thereunder;

(c) the Cap Fee Escrow;

(d) all rights of the Sponsor under any of the foregoing, including all rights of the Sponsor to the Hedge Payments and all contract rights and general intangibles now existing or hereafter arising with respect to any or all of the foregoing;

(e) all rights, liens, security interests and guarantees now existing or hereafter granted by the Counterparty, or any other person, to secure or facilitate payment of the Hedge Payments;

(f) all documents, writings, books, files, records and other documents arising from, or relating to, any of the foregoing, whether now existing or hereafter created;

(g) all extensions, renewals and replacements of the foregoing; and

(h) all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the other Hedge Collateral.

Section 5.6 Obligations Remain Absolute.  Nothing contained herein shall relieve the Sponsor of its primary obligation to pay or cause to be paid all amounts due in respect of the Obligations, subject to Section 9.11.

Section 5.7 Swap Option.  The Sponsor may in the future request Freddie Mac’s consent to the delivery of an interest rate swap agreement (a “Swap”) instead of a Cap as an interest rate hedge to satisfy its obligations under this Article V; provided, however, (a) the fixed interest rate to be paid by the Sponsor with respect to such Swap shall not exceed the lesser of (i) 4% per annum or (ii) the applicable market rate at the time of pricing the Swap and (b) any such Swap shall meet all of Freddie Mac’s requirements for Swaps credit enhanced by Freddie Mac.  Any such request shall be in writing delivered to Freddie Mac and be accompanied by a review fee of $5,000 payable to Freddie Mac, which fee shall be nonrefundable.  The granting of any such request shall be subject to Freddie Mac’s re-pricing of the Freddie Mac Fee as determined by Freddie Mac in its sole discretion at such time.  All documentation in connection with any such request (including any amendment to this Agreement entered into by the parties in connection with the granting of such request) shall be in form and substance acceptable to Freddie Mac.  The Sponsor shall be responsible for paying any reasonable legal fees or expenses incurred by Freddie Mac in connection with such request, whether or not such request is approved.

ARTICLE VI
UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

This Agreement is also a security agreement under the Uniform Commercial Code with respect to the Hedge Collateral as provided in Article V and the Pledged Security Collateral as provided in Article VIII and all funds and accounts and investments thereof now or hereafter held by the Administrator under the Series Certificate Agreement (to the extent of any retained interested by the Sponsor therein) and all funds and accounts and investments thereof now or hereafter held for the benefit of Freddie Mac under the Repair Escrow Agreement, the Ohio Portfolio Escrow Agreement and the Villages at Lost Creek Escrow Agreement and all cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and the Sponsor hereby grants to Freddie Mac a security interest in the UCC Collateral as security for all Obligations due under this Agreement and under any of the Sponsor Documents.  The Sponsor shall execute and deliver to Freddie Mac, upon Freddie Mac’s request, financing statements, continuation statements and other account agreements and amendments, in such form as Freddie Mac may require to perfect or continue the perfection of this security interest.  The Sponsor shall pay or cause to be paid all filing costs and all costs and expenses of any record searches for financing statements that Freddie Mac may reasonably require.  Except as otherwise permitted herein, without the prior written consent of Freddie Mac, the Sponsor shall not create or permit to exist any other lien or security interest in any of the UCC Collateral.  The Sponsor covenants and agrees that it will defend Freddie Mac’s rights and security interests created by this Article against the claims and demands of all Persons.  If an Event of Default has occurred and is continuing, subject to Article VII hereof, Freddie Mac shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Agreement or existing under applicable law.  In exercising any remedies, Freddie Mac may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of the other remedies available to Freddie Mac.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES

Section 7.1 Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) Freddie Mac, as provider of credit enhancement and as liquidity provider, does not receive any amount payable under this Agreement when due, including, without limitation, any fees, costs or expenses (provided that if the Administrator or Pledge Custodian has such amounts in its possession pursuant to the Series Certificate Agreement or this Agreement and is directed thereunder or hereunder to pay such amounts to Freddie Mac, such occurrence will not be an Event of Default);

(b) the Sponsor shall fail to perform its obligations under Section 3.15;

(c) the Sponsor shall fail to observe or perform in all material respects any other term, covenant, condition or agreement set forth in this Agreement, and such failure shall continue, and remain uncured, for a period of thirty (30) days following notice to the Sponsor of such failure, or actual knowledge by the Sponsor of such failure; provided, however, in the event such failure shall relate to a non-monetary term, covenant, condition or agreement that can be corrected but not within thirty (30) days, such failure shall not constitute an Event of Default hereunder if corrective action is instituted by the Sponsor within thirty (30) days and diligently pursued until such failure is cured, provided such failure must be cured not later than ninety (90) days after the initial date of such failure;

(d) the Sponsor shall fail to observe or perform in all material respects any other term, covenant, condition or agreement set forth in any of the other Sponsor Documents, or there shall otherwise occur an event of default caused by the Sponsor under any of the other Sponsor Documents (taking into account any applicable cure period);

(e) Freddie Mac shall have given the Sponsor written notice that Pledged Class A Certificates have not been remarketed as of the sixtieth (60th) day following purchase by the Administrator on behalf of the Sponsor, and Freddie Mac has not been reimbursed for the applicable Liquidity Advance, together with interest thereon, or has not been paid in full all fees and other amounts due to Freddie Mac under this Agreement;

(f) failure to pay principal of, and interest on, any Bond Purchase Loan when due pursuant to Section 7.03(b) hereof;

(g) the interest rate on the Bonds shall be converted to a variable interest rate mode without the prior written consent of Freddie Mac;

(h) failure of the Sponsor to deliver a Subsequent Hedge or replacement Hedge as required under Article V;

(i) an “event of default” by the institution providing the Hedge occurs under any Hedge Documents and the Sponsor does not provide a Subsequent Hedge within 10 Business Days;

(j) the Guarantor fails to perform its obligations when required under the Guaranty;

(k) Article VIII of this Agreement, or the validity or enforceability thereof, shall be contested by the Sponsor or any Class B Beneficial Owner, or the Sponsor, or any Class B Beneficial Owner shall deny that it has any further obligation under Article VIII of this Agreement or any instrument delivered thereunder, or that its beneficial interest in the Class B Certificates is subject to or subordinate to the terms of this Agreement, as applicable, prior to the termination of this Agreement;

(l) any representation made by the Sponsor in Sections 2.1(uu), 2.2(a)(iii), 2.2(a)(iv), 2.2(a)(v), 2.2(a)(vi) or 2.2(a)(vii) or in Section 8.10 of this Agreement shall prove to have been incorrect in any material respect when made (the breach of other representations made by the Sponsor herein shall not constitute an “Event of Default” but shall be dealt with pursuant to Section 2.4 hereof); or

(m)           a subordinate loan is made by the Guarantor or an affiliate of the Guarantor not in accordance with Section 3.25 hereof.

Section 7.2 Remedies; Waivers.

(a) Remedies.  Upon the occurrence of an Event of Default, (i)  Freddie Mac may declare all of the Obligations hereunder to be immediately due and payable, in which case all such Obligations shall become due and payable, without presentment, demand, protest or notice of any kind, including notice of default, notice of intent to accelerate or notice of acceleration; (ii) at the written direction of a Freddie Mac Authorized Officer, the Pledge Custodian shall deliver all Pledged Security Collateral to Freddie Mac; (iii) Freddie Mac may, or the Pledge Custodian at the written direction of a Freddie Mac Authorized Officer shall, without further notice, exercise all rights, privileges or options pertaining to the UCC Collateral as if Freddie Mac were the absolute owner thereof, upon such terms and conditions as Freddie Mac may determine, all without liability except to account for property actually received by Freddie Mac or the Pledge Custodian (but neither Freddie Mac nor the Pledge Custodian shall have any duty to exercise any of those rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing); and (iv) Freddie Mac may, or the Pledge Custodian at the written direction of a Freddie Mac Authorized Officer shall, exercise in respect of the UCC Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code and also may, without notice except as specified below, sell the UCC Collateral at private sale, at any of the offices of Freddie Mac or the Pledge Custodian or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable.  The Sponsor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Sponsor of the time after which any private sale is to be made shall constitute reasonable notification.  Neither Freddie Mac nor the Pledge Custodian shall be obligated to make any sale of UCC Collateral regardless of notice of sale having been given.  Freddie Mac may, or the Pledge Custodian at the written direction of a Freddie Mac Authorized Officer shall, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Freddie Mac shall also have the right to provide notice to the Administrator of a Liquidity Provider Termination Event, in which event the funds advanced by Freddie Mac to purchase Class A Certificates shall be a Credit Advance and immediately due and payable hereunder.  In addition to the foregoing, Freddie Mac shall have the right to take such action at law or in equity, without notice or demand, as it deems advisable to protect and enforce the rights of Freddie Mac against the Sponsor in and to the UCC Collateral, including, but not limited to, (i) the exercise of any rights and remedies available to Freddie Mac under any of the Sponsor Documents and (ii) the right to cause a mandatory tender of all Certificates and to require that the Sponsor elect to fund or cause the funding of the purchase of such Certificates.

Notwithstanding anything contained in this Section 7.2 to the contrary, following an Event of Default and prior to any liquidation of the UCC Collateral, the Class B Beneficial Owners shall continue to be the beneficial owner(s) of all Class B Certificates, and the Sponsor shall continue to be the beneficial owner of all Purchased Assets, Pledged Class A Certificates and other Pledged Security Collateral, subject to all liens in favor of Freddie Mac created by this Agreement.

(b) Application of Proceeds.  The Pledge Custodian shall apply the cash proceeds actually received from any sale or other disposition of the Pledged Security Collateral as follows: (a) first, to reimburse the Pledge Custodian for the reasonable expenses of preparing for sale, selling and the like and to reasonable attorneys’ fees and expenses and legal expenses incurred by the Pledge Custodian in connection therewith, (b) second, to Freddie Mac to be applied to the repayment of all amounts then due and unpaid on the Obligations and (c) then, to pay the balance, if any, to (i) if the Pledged Security Collateral being disposed of is a Class B Certificate, the Sponsor (or any permitted transferee thereof under Section 8.19), or (ii) if the Pledged Security Collateral being disposed of is Pledged Security Collateral other than a Class B Certificate, the Sponsor, or (iii) as otherwise required by law.  The Sponsor shall not be liable for any deficiency, subject to Section 9.11(b) of this Agreement, which sets forth circumstances under which personal liability applies to the Sponsor, if the proceeds of any final sale or other disposition of the Pledged Security Collateral and any other security provided by the Sponsor for its Obligations hereunder is insufficient to pay the Obligations.

(c) Waivers.  Freddie Mac shall have the right, to be exercised in its discretion, to waive any Event of Default under this Agreement.  Unless such waiver expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 7.3 Rights with Respect to Defaults under Bond Mortgages; Bond Purchase Loan.

(a) Exercise of Right of Sponsor to Fund or Cause Funding in Connection with Release Event.  Upon the occurrence of a Release Event under the Series Certificate Agreement and the exercise by Freddie Mac of its right to cause a purchase of the related series of Deposited Assets, the Sponsor shall have the right (or where the Sponsor directs Freddie Mac to cause a Release Event pursuant to Sections 3.20, 3.21, 3.22 or 3.23 the obligation) economically to fund or cause the funding of the purchase of such Deposited Assets as provided in this Section 7.3(a).  If the Sponsor elects to exercise any such right by giving notice to Freddie Mac, the Sponsor shall provide or cause to be provided sufficient immediately available funds to Freddie Mac to fund the Total Release Price of the affected Deposited Assets not later than 11:00 a.m. Washington, D.C. time, on the Business Day prior to the Release Event Date designated by Freddie Mac.  If the Sponsor makes such election or directs Freddie Mac to declare a Release Event pursuant to the terms hereof and fails to provide or cause to be provided such funds to Freddie Mac when required, such Release Event shall be cancelled.  All moneys provided or caused to have been provided by the Sponsor to Freddie Mac for the purchase of Deposited Assets, shall be applied as provided in the Series Certificate Agreement.

(b) Exercise of Purchase Right by Freddie Mac.  Upon the occurrence of a Release Event with respect to the Deposited Assets, Freddie Mac shall have the right to fund the purchase of the related series of Deposited Assets if the Sponsor declines or fails to exercise properly its right to fund or cause funding with respect to the same.  Prior to any exercise of such right, Freddie Mac shall provide written notice to the Sponsor (the “Freddie Mac Purchase Notice”) not less than fifteen (15) days prior to the proposed Release Event Date (or such lesser time period necessary for the Release Event under Section 13.04 of the Series Certificate Agreement) identifying each series of Deposited Assets giving rise to a Release Event, the circumstances giving rise to such Release Event and the proposed purchase date and stating that the Sponsor may elect to fund or cause the funding of such purchase of the affected series of Deposited Assets.

In the event the Sponsor elects to fund or cause the funding of the purchase of the affected series of Deposited Assets, the provisions of subsection (a) above shall apply.

In the event the Sponsor does not elect to fund or cause the funding of the purchase of the affected series of Deposited Assets, and Freddie Mac does not decide to terminate the Release Event, the affected series of Deposited Assets are required to be purchased with funds drawn pursuant to the Credit Enhancement by Freddie Mac under the Series Certificate Agreement, and such Deposited Assets shall be delivered to the Pledge Custodian and held in the name of the Pledge Custodian as applicable for the benefit of the Sponsor subject to the lien in favor of Freddie Mac.  All such moneys for the purchase of such Deposited Assets shall be applied as provided in Series Certificate Agreement.

Any Credit Advance by Freddie Mac under this Section 7.3(b) to fund the purchase of an affected series of Deposited Assets, shall be deemed to be a loan from Freddie Mac to the Sponsor (a “Bond Purchase Loan”).  The maturity date of any Bond Purchase Loan shall be the earliest of (1) two years from the date of purchase, or (2) the sale or transfer of all of the affected series of Deposited Assets, or the foreclosure, deed in lieu of foreclosure or comparable conversion of the related Bond Mortgage, on which maturity date the outstanding principal of such Bond Purchase Loan shall be due and payable in full, or (3) the date of termination of the Series Pool in whole in accordance with Article XIII of the Series Certificate Agreement.  (Any Bond Purchase Loan may be prepaid by the Sponsor at any time.)  Interest on any Bond Purchase Loan shall accrue at a rate of interest equal to the prime rate of interest of Citibank, N.A., until such time as another “Money Center” bank is designated by Freddie Mac in its sole discretion by notice to the Sponsor, plus two percent (2%) per annum, which shall be payable on the fifteenth day of each calendar month.  The principal of any Bond Purchase Loan shall be payable from amounts applied as provided in Section 4.03(b) of the Series Certificate Agreement except, prior to the payment in full of all Class A Certificates under the Series Certificate Agreement and prior to the termination thereof, the principal of any outstanding Bond Purchase Loan shall not be payable (nor be deemed due for payment) from amounts applied pursuant to the aforementioned Section 4.03(b) if such amounts are derived from a Credit Advance by Freddie Mac in connection with a subsequent Release Event.  The principal of any outstanding Bond Purchase Loan shall also be payable from any payments of principal in respect of a Purchased Asset pursuant to Article VIII hereof.  At any time prior to the Sponsor's funding of the purchase of such Deposited Assets or causing to fund the same, (i)  Freddie Mac shall retain all rights and remedies with respect to any such Mortgaged Property and the related Owner Documents and (ii) the Sponsor hereby acknowledges and agrees that it has relinquished and has no rights to exercise remedies with respect to the Mortgaged Property or the related Owner Documents except as specifically provided under any Sponsor Documents and that with respect thereto the Sponsor shall not exercise any such rights without the prior written consent of Freddie Mac.

(c) Certain Release Events Regarding Enhanced Custodial Receipts.  Notwithstanding any other provision of this Agreement, a Release Event with respect to an Enhanced Custodial Receipt attributable solely to a payment default on the underlying series of Bonds may only be declared by Freddie Mac if such payment default is to such an extent that the Enhanced Custodial Receipt is not being paid in full.  Freddie Mac shall not declare a Release Event, except at the direction of the Sponsor in accordance with Section 3.23 hereof, if only the related Subordinate Custodial Receipt is not being paid in full but the Enhanced Custodial Receipt is being so paid.

(d) Material Adverse Credit Condition.  Freddie Mac hereby acknowledges that a Release Event may not be declared solely because the DCR or LTV of a Mortgaged Property (as defined in Section 3.19 hereof) related to a Deposited Asset worsens following the Closing Date, and that any such event shall not in and of itself be treated as a “material adverse credit condition” for such purpose.  The foregoing statement does not in any way alter or change the DCR and LTV requirements for Substitute Assets specified in Section 3.19 hereof.

Section 7.4 No Remedy Exclusive.  Unless otherwise expressly provided, no remedy conferred upon or reserved in this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Sponsor Documents or existing at law or in equity.  No delay or omission to exercise any right or power accruing under any Sponsor Document upon the happening of any event set forth in Section 7.1 shall impair any such right or power or shall be construed to be a waiver of such event, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle Freddie Mac to exercise any remedy reserved to Freddie Mac in this Article, it shall not be necessary to give any notice, other than such notice as may be required under the applicable provisions of any of the other Sponsor Documents.  The rights and remedies of Freddie Mac specified in this Agreement are for the sole and exclusive benefit, use and protection of Freddie Mac, and Freddie Mac is entitled, but shall have no duty or obligation to the Sponsor, the Guarantor, any Sponsor Affiliate, the Pledge Custodian, the Administrator or otherwise, (a) to exercise or to refrain from any right or remedy reserved to Freddie Mac hereunder, or (b) to cause the Pledge Custodian, the Administrator or any other party to exercise or to refrain from exercising any right or remedy available to it under any of the Sponsor Documents.

ARTICLE VIII
PLEDGE, SECURITY AND CUSTODY OF PLEDGED SECURITY COLLATERAL

Section 8.1 Pledged Security Collateral.  To secure the payment to Freddie Mac in full of all Obligations now or hereafter existing under this Agreement, the Sponsor shall cause to be deposited with the Pledge Custodian all of the Class B Certificates on the date of delivery of the Series Certificate Agreement.  Subject to the provisions of Section 8.18, the Sponsor hereby assigns and pledges to the Pledge Custodian, and grants to the Pledge Custodian, for the benefit of Freddie Mac, a continuing security interest in, and a lien on, all of the Sponsor’s right, title and interest in and to the following property (collectively, the “Pledged Security Collateral”):

(a)           all Purchased Assets;

(b)           the Class B Certificates issued pursuant to the Series Certificate Agreement;

(c)           all Pledged Class A Certificates;

(d)           all interest and other amounts payable on, and all rights with respect to, any Purchased Assets, Class B Certificates and Pledged Class A Certificates (including, without limitation, all payments of principal and interest thereon); and

(e)           all proceeds of any of the foregoing.

Section 8.2 Delivery of Pledged Security Collateral.  On the Closing Date, and at such time as a Class A Certificate becomes a Pledged Class A Certificate or a Deposited Asset becomes a Purchased Asset in accordance with the Series Certificate Agreement, and this Agreement, subject to and except as permitted by the provisions of Section 8.19, the Sponsor shall be the beneficial owner of each of the Class B Certificates, Pledged Class A Certificates and Purchased Assets, as applicable, which, regardless of the identity of the beneficial owner thereof, shall be held by the Pledge Custodian subject to the security interest created by the terms of this Agreement.  All Pledged Security Collateral shall be deposited in the Custody Account (as defined in Section 8.11 below).  The Pledge Custodian shall cause the Purchased Assets, the Class B Certificates and the Pledged Class A Certificates, as applicable, to be registered in the name of the Pledge Custodian or, if transfers are recorded in book-entry form only, cause the appropriate records of the applicable financial intermediary to reflect that the Pledge Custodian holds a security interest in the Purchased Assets, the Class B Certificates and the Pledged Class A Certificates, as applicable, for the benefit of Freddie Mac.

Section 8.3 Amounts Received on Class B Certificates and Pledged Class A Certificates.

(a) Provided that (i) no Advance has been made pursuant to the Series Certificate Agreement and remains unreimbursed, (ii) all fees and any other amounts due and owing to Freddie Mac under this Agreement have been paid and (iii) the Pledge Custodian has not received a written notice from Freddie Mac that an Event of Default has occurred and is continuing under this Agreement, subject to the provisions of Sections 8.3(b) and 8.3(c) and the Series Certificate Agreement, then the Pledge Custodian shall pay to the Sponsor within one (1) Business Day of receipt all amounts received by the Pledge Custodian with respect to the Class B Certificates, and to the Sponsor all amounts received by the Pledge Custodian with respect to any Pledged Class A Certificates until the Class B Certificates and all Pledged Class A Certificates are released in accordance with the terms of this Agreement.

(b) If an Advance has been made pursuant to the Series Certificate Agreement and remains unreimbursed, or if all fees and any other amounts due and owing to Freddie Mac under this Agreement have not been paid, or if the Pledge Custodian receives a written notice from Freddie Mac that an Event of Default has occurred and is continuing under this Agreement, the Pledge Custodian shall pay, first, to Freddie Mac within one (1) Business Day of receipt such amounts received by the Pledge Custodian with respect to the Class B Certificates and any Pledged Class A Certificates as are equal to the amount of any such unreimbursed Advance or other amounts due and owing to Freddie Mac under this Agreement and, second, subject to the provisions of Section 8.3(c) and the Series Certificate Agreement, the balance, if any, to the Sponsor (or permitted transferees as provided in Section 8.19) or, with respect to Pledged Class A Certificates, the Sponsor, as applicable, until the Class B Certificates and all Pledged Class A Certificates are released from the Custody Account in accordance with the terms of this Agreement.

(c) Before making any payments to the Sponsor (or permitted transferees as provided in Section 8.19) pursuant to this Section 8.3, the Administrator shall confirm the aggregate amounts of the Freddie Mac Fee, and the Remarketing Agent Fee paid directly, or caused to be paid, by the Sponsor since the immediately preceding date on which payments were made to the Sponsor (or permitted transferees as provided in Section 8.19) pursuant to this Section 8.3 (the “Sponsor Paid Expenses”).  For purposes of such confirmation, the Administrator shall be entitled to rely on a statement setting forth such Sponsor Paid Expenses (separately and in the aggregate) delivered by facsimile by the Sponsor to the Pledge Custodian at least two (2) Business Days prior to the date payments are to be made pursuant to this Section 8.3.  Notwithstanding any other provision of this Agreement or the Series Certificate Agreement (including without limitation Section 4.03(a)(viii) of the Series Certificate Agreement) with respect to any Class B Certificate, distributions that would otherwise be made to a permitted transferee of the Sponsor as provided in Section 8.19 shall be reduced by an amount equal to the product of (i) the Sponsor Paid Expenses and (ii) the ratio of the Current Certificate Balance of such Class B Certificate held by the permitted transferee, to the Aggregate Outstanding Class B Certificate Balance (the “Allocable Expense Amount”), and such Allocable Expense Amount shall be paid by the Pledge Custodian to the Sponsor.

Section 8.4 Amounts Received on Purchased Assets.  The Pledge Custodian shall pay to Freddie Mac within one (1) Business Day all amounts received by the Pledge Custodian with respect to any Purchased Assets, for credit to the obligations of the Sponsor hereunder, until such Purchased Assets are released to the Sponsor in accordance with the terms of Section 8.5 of this Agreement.

Section 8.5 Release of Purchased Asse.  If the Pledge Custodian has received written notice from Freddie Mac that Freddie Mac (provided no written notice shall be required when Freddie Mac is also acting as the Pledge Custodian) has been fully reimbursed by the Sponsor for all Obligations relating to a Purchased Asset (and Freddie Mac agrees to give such notice promptly following full reimbursement), that no Advances remain unreimbursed, that all fees and other amounts currently owing to Freddie Mac have been paid and that no Event of Default exists hereunder, the Pledge Custodian shall release such Purchased Asset together with the proceeds thereof remaining in the possession of the Pledge Custodian, if any, to the Sponsor.  The release of such Purchased Asset shall be free and clear of the security interest created by this Agreement.

Section 8.6 Release of Class B Certificates and Pledged Class A Certificates.  If the Pledge Custodian has received written notice from Freddie Mac (provided no written notice shall be required when Freddie Mac is also acting as the Pledge Custodian) that Freddie Mac has been fully reimbursed by the Sponsor for all Obligations relating to any Available Remarketing Class A Certificate (and Freddie Mac agrees to give such notice promptly following full reimbursement), the Pledge Custodian shall release such Available Remarketing Class A Certificate to the Administrator for delivery to the Sponsor or, if applicable, in connection with a remarketing to the purchasers of such Pledged Class A Certificates; provided, however, that in no event will a Pledged Class A Certificate that is not an Available Remarketing Class A Certificate be released from the pledge of this Agreement until the date of termination of the pledge of all Class B Certificates pursuant to Section 8.18.  The Pledge Custodian shall not release any Class B Certificates to the Sponsor (or any permitted transferee thereof under Section 8.19) until the date of termination of the pledge of the Class B Certificates pursuant to Section 8.18 unless the Pledge Custodian receives prior written direction from Freddie Mac with respect to the release of all or a portion of the Class B Certificates.  The release of any Pledged Class A Certificate or Class B Certificate, as applicable, shall be free and clear of the security interest created by this Agreement.  If directed in writing by Freddie Mac if an Event of Default exists, the Pledge Custodian shall deliver Pledged Class A Certificates that are not Available Remarketing Class A Certificates to the Administrator for cancellation in exchange for the Deposited Assets related thereto as soon as such Deposited Assets have been received by the Pledge Custodian from the Administrator.  Any such Deposited Assets so received shall be held hereunder as Purchased Assets and notice thereof shall be provided to the Sponsor.

Section 8.7 Loss to Pledged Security Collateral.  The Pledge Custodian shall not be liable for any loss with respect to any Pledged Security Collateral in its possession (except for any loss resulting from the Pledge Custodian’s willful misconduct or negligence), nor shall such loss diminish the Obligations.

Section 8.8 [Reserved].

Section 8.9 Ownership Restrictions.  Notwithstanding any provisions of this Agreement, ownership by and release to the Sponsor (or any permitted transferee thereof under Section 8.19) of any Pledged Security Collateral as described hereunder shall be in all respects subject to the provisions of any documents restricting or governing transfers and ownership of such Pledged Security Collateral.

Section 8.10 Representations and Warranties of the Sponsor to the Pledge Custodian.  The Sponsor represents and warrants to the Pledge Custodian on the Closing Date, subject to and except as permitted by the provisions of Section 8.19, and on each date that Purchased Assets, Class B Certificates or Pledged Class A Certificates are delivered to the Pledge Custodian hereunder with respect to such Purchased Assets, Class B Certificates and Pledged Class A Certificates that:

(a) it is the legal and beneficial owner of (and has full right and authority to pledge and assign) the applicable Pledged Security Collateral, free and clear of all liens, security interests, options or other charges or encumbrances (collectively, “Liens”) except Liens granted pursuant to this Agreement; and

(b) upon delivery of the Pledged Security Collateral to the Pledge Custodian (or notice to the financial intermediary, if applicable), the Pledge Custodian shall have a valid, enforceable and first priority security interest in all of the Pledged Security Collateral securing the Obligations.

Section 8.11 Custody Account.  On or prior to the Closing Date, the Pledge Custodian shall establish on its books and in its records the Custody Account.  The Pledge Custodian shall maintain the Custody Account until the termination of this Agreement.  At no time shall the Custody Account be maintained on behalf of, or be payable to, any person other than Freddie Mac.  The Sponsor and any Class B Beneficial Owner shall not have any right of withdrawal from the Custody Account.  No property other than Pledged Security Collateral shall be deposited by the Pledge Custodian in the Custody Account.  Segregation of the Pledged Security Collateral in the Custody Account from other property maintained with the Pledge Custodian shall be accomplished by appropriate identification on the Pledge Custodian’s books and records.  The Pledge Custodian shall, at all times prior to the termination of this Agreement, maintain a record of all Purchased Assets, Class B Certificates, Pledged Class A Certificates and other property in the Custody Account separately identifying such Purchased Assets, Class B Certificates, Pledged Class A Certificates, or other property received with respect thereto as being subject to the security interest granted to the Pledge Custodian on behalf of Freddie Mac in this Agreement.  So long as the internal procedures set forth in this Section are met by the Pledge Custodian, the Pledge Custodian may hold the Pledged Security Collateral in its vaults or in a commingled account (whether book-entry or otherwise) of the Pledge Custodian, as agent for its customers, with any bank, central depository or clearing organization as the Pledge Custodian’s subcustodian, in nominee name or otherwise.

Section 8.12 Appointment and Powers of the Pledge Custodian.

(a) The Sponsor acknowledges the appointment of Freddie Mac in its capacity as the Pledge Custodian as collateral agent for Freddie Mac in its corporate capacity under this Agreement, and authorizes the Pledge Custodian to take such actions on behalf of Freddie Mac, and to exercise such rights, remedies, powers and privileges under this Agreement as are specifically authorized to be exercised by the Pledge Custodian by the terms of this Agreement.  The Pledge Custodian may execute any of its duties as collateral agent under this Agreement by or through its agents (but only with the prior written consent of Freddie Mac) or employees and shall be entitled to retain experts (including counsel) and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies created by this Agreement and its duties under this Agreement, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel selected by it.  The Pledge Custodian agrees to perform only those duties specifically set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement.  So long as Freddie Mac is acting as Pledge Custodian hereunder, it shall have no duty to provide notice to, or seek the consent or direction of, Freddie Mac in its corporate capacity.

(b) The Pledge Custodian shall have no duty to exercise any discretionary right, remedy, power or privilege granted to it by this Agreement, or to take any affirmative action under this Agreement, unless directed to do so by Freddie Mac in writing, and shall not, without the prior written approval of Freddie Mac, consent to any departure by the Sponsor from the terms of this Agreement, waive any default on the part of the Sponsor under this Agreement or amend, modify, supplement or terminate, or agree to any surrender of, this Agreement or the Pledged Security Collateral; provided, that the Pledge Custodian shall not be required to take any action that exposes the Pledge Custodian to personal liability, or which is contrary to this Agreement or any other agreement or instrument relating to the Pledged Security Collateral or applicable law.

(c) Neither the Pledge Custodian nor any of its directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them under this Agreement, or in connection with this Agreement, except the Pledge Custodian shall be responsible for its own negligence or willful misconduct; nor shall the Pledge Custodian be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Sponsor of this Agreement or any other document furnished pursuant to this Agreement or in connection with this Agreement, or of the Pledged Security Collateral (or any part thereof), or for the perfection or priority of any security interest purported to be granted under this Agreement.

(d) The Pledge Custodian shall be entitled to rely on any communication, instrument, paper or other document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons.  The Pledge Custodian shall be entitled to assume that no Event of Default shall have occurred and be continuing, unless the Pledge Custodian has received written notice from Freddie Mac that such an Event of Default has occurred and is continuing and specifying the nature of the Event of Default.  The Pledge Custodian may accept deposits from, lend money to, and generally engage in any kind of business with, the Sponsor and its Affiliates as if it were not the agent of Freddie Mac.

(e) None of the provisions contained in this Article VIII shall require the Pledge Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Article VIII except for any liability of the Pledge Custodian arising from its own negligence or willful misconduct.

(f) Notwithstanding any other provisions in this Agreement to the contrary, in no event shall the Pledge Custodian be liable for special, consequential or punitive damages.

Section 8.13 Successor Pledge Custodian.

(a) If Freddie Mac no longer acts as Pledge Custodian, if required by the successor pledge custodian or Freddie Mac, the Sponsor and the successor pledge custodian shall execute a new pledge, security and custody agreement that contains substantially the same terms as Article VIII of this Agreement and which is in form and substance satisfactory to Freddie Mac.  The Pledge Custodian acting under this Agreement may at any time resign by an instrument in writing addressed and delivered to the Sponsor and, if applicable, Freddie Mac (provided, however, that, if the Pledge Custodian (if other than Freddie Mac) is Administrator under the Series Certificate Agreement, the Pledge Custodian must have resigned as Administrator under the Series Certificate Agreement), and may be removed at any time with or without cause by an instrument in writing duly executed by or on behalf of Freddie Mac.

(b) Freddie Mac shall have the right to appoint a successor Pledge Custodian upon any such resignation or removal by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without formality other than appointment and designation in writing (which appointment, provided no Event of Default exists hereunder, shall be subject to the prior consent of the Sponsor, which consent shall not be unreasonably withheld).  Upon the making and acceptance of such appointment, the execution and delivery by such successor Pledge Custodian of a ratifying instrument pursuant to which such successor Pledge Custodian agrees to assume the duties and obligations imposed on the Pledge Custodian by the terms of this Agreement, and the delivery to such successor Pledge Custodian of the Pledged  Security Collateral and documents and instruments then held by the retiring Pledge Custodian, such successor Pledge Custodian shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations by this Agreement granted to or conferred or imposed upon the Pledge Custodian named in this Agreement, and any such appointment and designation shall not exhaust the right to appoint and designate further successor Pledge Custodians under this Agreement.  No Pledge Custodian shall be discharged from its duties or obligations under this Agreement until the Pledged Security Collateral and documents and instruments then held by such Pledge Custodian shall have been transferred or delivered to the successor Pledge Custodian, and until such retiring Pledge Custodian shall have executed and delivered to the successor Pledge Custodian appropriate instruments assigning the retiring Pledge Custodian’s security or other interest in the Pledged Security Collateral to the successor Pledge Custodian.  The retiring Pledge Custodian shall not be required to make any representation or warranty in connection with any such transfer or assignment.

(c) If no successor Pledge Custodian shall be appointed, as provided above, or, if appointed, shall not have accepted its appointment within thirty (30) days after the resignation or removal of the retiring Pledge Custodian, then the retiring Pledge Custodian may appoint a successor Pledge Custodian.  Each such successor Pledge Custodian shall provide the Sponsor and Freddie Mac with its address, to be used for purposes of Section 9.6, in a notice complying with the terms of Section 9.6.  Notwithstanding the resignation or removal of any retiring Pledge Custodian under this Agreement, the provisions of this Agreement shall continue to inure to the benefit of such Pledge Custodian in respect of any action taken or omitted to be taken by such Pledge Custodian in its capacity as such while it was Pledge Custodian under this Agreement.

Section 8.14 Qualifications of Pledge Custodian.  Any Pledge Custodian at any time acting under this Agreement must at all times be either Freddie Mac or a bank or trust company organized under the laws of the United States of America or any state of the United States, having a combined capital stock, surplus and undivided profits aggregating at least $50,000,000 (or be the wholly-owned subsidiary of a corporation or other entity meeting such requirement) or have at least $500,000,000 in assets under trust management.

Section 8.15 Application of Proceeds.  The Pledge Custodian shall apply the cash proceeds actually received from any sale or other disposition of the Pledged Security Collateral following an Event of Default as provided in Section 7.2(b).

Section 8.16 No Additional Waiver Implied by One Waiver.  If any provision of this Article VIII is breached by the Sponsor and thereafter waived by the Pledge Custodian, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Article VIII; provided that no waiver of any breach or default hereunder may be granted by the Pledge Custodian without the prior written consent of Freddie Mac.  Any forbearance by the Pledge Custodian to demand payment for any amounts payable under this Article VIII shall be limited to the particular payment for which the Pledge Custodian forbears demand for payment and will not be deemed a forbearance to demand any other amount payable under this Article VIII.

Section 8.17 Cooperation.  At any time, and from time to time after the date of this Agreement, the Sponsor shall, at the request of the Pledge Custodian or Freddie Mac (if not serving as Pledge Custodian), execute and deliver any instruments or documents, including U.C.C. financing and continuation statements in favor of the Pledge Custodian, reflecting the Pledge Custodian’s security interest in the Pledged Security Collateral, and shall take all such further actions as such party may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.

Section 8.18 Termination.  The assignments, pledges and security interests created or granted by this Article VIII shall terminate contemporaneously with the termination of this Agreement, at which time the Pledge Custodian shall reassign, without recourse to, or any warranty whatsoever by the Pledge Custodian, and deliver to the Sponsor (or permitted transferees thereof under Section 8.19), as applicable, all Pledged Security Collateral and documents then in the custody or possession of the Pledge Custodian, and, if requested by the Sponsor, shall execute and deliver to the Class B Beneficial Owners in accordance with Sections 8.5 and 8.6, all Pledged Security Collateral and documents then in the custody or possession of the Pledge Custodian, and, if requested by the Sponsor, shall execute and deliver to the Sponsor for recording or filing in each office in which any assignment or financing statement relative to the Pledged Security Collateral or the agreements relating thereto, or any part thereof, shall have been filed or recorded, a termination statement or release under applicable law (including, if relevant, the U.C.C.) releasing the Pledge Custodian’s interest therein, and such other documents and instruments as the Sponsor may reasonably request, all without recourse to or any warranty whatsoever by the Pledge Custodian, and at the cost and expense of the Sponsor.  Freddie Mac shall notify the Pledge Custodian in writing of any such termination, and the Pledge Custodian shall be entitled to rely upon such notice.

Section 8.19 Transfers.  Notwithstanding any other provision of this Agreement or any other Sponsor Document, subject to the provisions of the Series Certificate Agreement regarding (i) the delivery of an investor letter and (ii) the requirement that any transfer of a beneficial ownership interest in the Class B Certificates shall be made only in accordance with or subject to an exemption from, the Securities Act of 1933, as amended, the Sponsor and any transferee thereof shall be permitted to transfer any portion of its beneficial ownership interest in Class B Certificates (provided the Sponsor shall at all times maintain the Minimum Sponsor Interest).  Any beneficial ownership interest in a Class B Certificate transferred, and all proceeds thereof, shall nonetheless remain Pledged Security Collateral subject to the security interest created by this Agreement, and each transferee shall be deemed to have agreed to each and every provision of this Agreement, including without limitation (a) the assignment and pledge to the Pledge Custodian and grant to the Pledge Custodian, for the benefit of Freddie Mac, of a continuing security interest in and a lien on, all of its right, title and interest in and to the Class B Certificates acquired and all proceeds thereof, pursuant to Section 8.1 and (b) the appointment and powers of the Pledge Custodian as collateral agent for Freddie Mac as set forth in this Article VIII.  In addition, the Pledge Custodian shall have no duty to ascertain the identity of any transferee of a beneficial ownership interest in the Class B Certificates, and shall make all payments with respect to any Class B Certificate that is permitted to be paid to the Sponsor only to the Sponsor or a single entity designated by the Sponsor in accordance with the written instructions thereof.  The Pledge Custodian shall be permitted to rely on and assume the accuracy of any such instructions.

Section 8.20 Representations and Warranties of the Pledge Custodian.  The Pledge Custodian represents and warrants to the Sponsor that:

(i) it has the power and authority to execute and deliver, and perform its obligations under, this Agreement;

(ii) all corporate action required to authorize the acceptance of its appointment as Pledge Custodian hereunder and the execution, delivery and performance of this Agreement and the effectuation of the transactions provided for in this Agreement has been duly taken; and

(iii) this Agreement has been duly and validly executed by the Pledge Custodian and constitutes the valid and binding obligation of the Pledge Custodian, enforceable against the Pledge Custodian in accordance with its terms, subject only to bankruptcy and other similar laws affecting creditors’ rights generally and general principles of equity.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Counterparts.  This Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original, and all such counterparts shall constitute one and the same instrument.

Section 9.2 Amendments, Changes and Modifications.  This Agreement may be amended, changed, modified, altered or terminated only by a written instrument or written instruments signed by the parties to this Agreement.  No course of dealing among the Sponsor and Freddie Mac, nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of Freddie Mac hereunder.  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance, and for the specific purpose for which given.

Section 9.3 Payment Procedure.  All amounts due to Freddie Mac under Article III of this Agreement shall be paid to Freddie Mac.  All such payments shall be paid in lawful currency of the United States of America and in immediately available funds in accordance with instructions given to the Sponsor by Freddie Mac to an account designated in writing by Freddie Mac before 2:00 p.m. (Washington, D.C. time) on the date when due, unless the Sponsor is otherwise instructed in writing by Freddie Mac.

Section 9.4 Payments on Business Days.  In any case where the date of payment to Freddie Mac or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of such time period need not occur on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the day of maturity or expiration of such period, except that interest shall continue to accrue for the period after such date to the next Business Day.

Section 9.5 Governing Law; Severability.  This Agreement shall be construed, and the rights and obligations of Freddie Mac and the Sponsor hereunder determined, in accordance with federal statutory or common law (“federal law”).  Insofar as there may be no applicable rule or precedent under federal law and insofar as to do so would not frustrate the purposes of any provision of this Agreement and the Freddie Mac Act, the local law of the State of New York shall be deemed reflective of federal law.  The parties agree that any legal actions among Freddie Mac and the Sponsor regarding each party hereunder shall be originated in the United States District Court in and for the Eastern District of Virginia, and the parties hereby consent to the jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning this Agreement.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

Section 9.6 Notices.  All notices, directions, certificates or other communications hereunder to Freddie Mac or the Sponsor shall be deemed to be given (unless another form of notice shall be specifically set forth in this Agreement) on the Business Day following the date on which the same shall have been delivered to a national overnight delivery service (receipt of which to be evidenced by a signed receipt for overnight delivery service) with arrangements made for payment of all charges, for next Business Day delivery, addressed as set forth below.  All notices, directions, certificates or other communications to the Pledge Custodian or the Administrator shall be given and addressed in accordance with this Agreement and the Series Certificate Agreement.

Freddie Mac:                         Federal Home Loan Mortgage Corporation
8100 Jones Branch Drive
McLean, Virginia  22102-3110
Attention:  Director of Multifamily Management and Information Control
         Control
Facsimile:  (703) 714-3273
Telephone:  (703) 903-2000

with a copy to:                      Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, Virginia  22102-3110
Attention:  Associate General Counsel – Negotiated
        Transactions
Facsimile:  (703) 903-3693
Telephone:  (703) 903-2000

with a copy to:                      Federal Home Loan Mortgage Corporation
8100 Jones Branch Drive
McLean, Virginia  22102
Attention:  Director of Multifamily Loan Servicing
Facsimile:  (703) 714-3003
Telephone:  (703) 903-2000

Sponsor:                                ATAX TEBS I, LLC
1004 Farnam Street, Suite 400
Omaha, NE 68102
Attention: Chad L. Daffer
Facsimile:  (402) 930-3047
Telephone:  (402) 930-3085

With a copy to:
Thomas Mcleay, Esq., General Counsel
1004 Farnam Street, Suite 400
Omaha, Nebraska 68102
Attention: Chad L. Daffer
Phone: 402.930.3085
Fax: 402.930.3047

with a copy to:
Kutak Rock LLP
1650 Farnam Street
Omaha, Nebraska 68102
Attention:  Patricia A. Burdyny
Facsimile:  (402) 346-1148
Telephone: (402) 346-6000

Section 9.7 Further Assurances and Corrective Instruments.  To the extent permitted by law, the parties to this Agreement agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements to this Agreement and such further instruments as Freddie Mac may request and as may be reasonably required in the opinion of Freddie Mac or its counsel to effectuate the intention of or to facilitate the performance of this Agreement or any other Sponsor Document.

Section 9.8 Term of this Agreement.  The term of this Agreement (the “Term”) shall continue in full force and effect, and Sponsor shall not be released from liability under this Agreement until the later of (a) the Terminating Mandatory Tender Date, (b) the date on which Freddie Mac has no further liability (accrued or contingent) under the Series Certificate Agreement and (c) the date on which Freddie Mac has been paid all amounts due it under this Agreement, under the other Sponsor Documents and otherwise with respect to the Obligations.  Notwithstanding such termination, the provisions of Sections 2.1, 2.2, 2.4 and Section 3.12 hereof shall survive the expiration or termination of this Agreement.

Section 9.9 Assignments; Transfers; Third-Parties Rights.  The Sponsor shall not assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of Freddie Mac.  This Agreement may not be transferred in any respect without the prior written consent of Freddie Mac.  Nothing in this Agreement shall confer any right upon the owner or holder of any Certificate or upon any other Person other than the parties hereto and their successors and permitted assigns.

Section 9.10 Headings.  Article and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.11 Limitation on Personal Liability.

(a) Except as otherwise provided in Section 9.11(b), neither the Sponsor nor its officers, directors, partners, members, managers or employees, shall have personal liability under this Agreement or any other Sponsor Document for the payment of the payment Obligations or for the performance of any other Obligations of the Sponsor under the Sponsor Documents, and Freddie Mac’s only recourse for the satisfaction or performance of the Obligations shall be Freddie Mac’s exercise of its rights and remedies with respect to the UCC Collateral and any other collateral held by Freddie Mac as security for the Obligations.  The foregoing notwithstanding, the Sponsor acknowledges that this Section 9.11(a) shall not be construed as limiting the coverage of, or any of Freddie Mac’s rights under, the Guaranty.

(b) The Sponsor shall be personally liable to Freddie Mac for its damages, losses or expenses, as applicable upon the occurrence of any of the following: (1) fraud or written material misrepresentation by the Sponsor, or any Sponsor Affiliate, or any officer, director, partner, member, manager or employee of the Sponsor, or any Sponsor Affiliate, in connection with the application for or creation of the Obligations or any request for any action or consent by Freddie Mac, (2) any costs and expenses incurred by Freddie Mac in connection with the collection of any amount for which the Sponsor is personally liable under this Section, including fees and out of pocket expenses of attorneys and expert witnesses and the costs of conducting any independent audit of the Sponsor’s and any Sponsor Affiliate’s books and records to determine the amount for which the Sponsor has personal liability; and (3) any Breach that is uncured by the Sponsor in the event the Sponsor does not fulfill its obligations under Section 2.4(c).  In addition, the Sponsor shall be personally liable to Freddie Mac for indemnification obligations under Section 3.12.

(c) To the extent that the Sponsor has personal liability under this Section 9.11, Freddie Mac may exercise its rights against the Sponsor personally without regard to whether Freddie Mac has exercised any rights against the UCC Collateral or any other security or pursued any rights against any guarantor or pursued any other rights available to Freddie Mac under this Agreement, any other Sponsor Document or applicable law.

Section 9.12 Consent of Freddie Mac.  Whenever Freddie Mac shall have any right or option to exercise any  discretion, to determine any matter, to accept any presentation or to approve any matter, such exercise, determination, acceptance or approval shall, unless otherwise specifically provided, be in Freddie Mac’s sole and absolute discretion.

Section 9.13 Disclaimer; Acknowledgments.  Approval by Freddie Mac of the Sponsor, any Sponsor Affiliate, the Remarketing Agent, the Sponsor Documents, any Owner Documents, any Mortgaged Property, the Bonds, the Custodial Receipts or otherwise shall not constitute a warranty or representation by Freddie Mac as to any matter.  Nothing set forth in this Agreement, in any of the other Sponsor Documents or in the subsequent conduct of the parties shall be deemed to constitute Freddie Mac as the partner or joint venturer of the Sponsor, any Sponsor Affiliate, or any Person for any purpose whatsoever.

Section 9.14 Entire Agreement.  This Agreement and the Sponsor Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Sponsor Documents.  Nothing in this Agreement or the Sponsor Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Sponsor Documents; provided, however, that as to Persons other than Freddie Mac and the Sponsor that are parties to any of the Sponsor Documents, such Persons shall not have any rights, remedies, obligations or liabilities under this Agreement or any of the Sponsor Documents except under such Sponsor Documents to which such Persons are directly parties.

Section 9.15 Survival of Representation and Warranties.  All statements contained in any Sponsor Document, or in any certificate, financial statement or other instrument delivered by or on behalf of the Sponsor pursuant to or in connection with this Agreement (including but not limited to any such statement made in or in connection with any amendment hereto or thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement (a) shall be made and shall be true at and as of the Closing Date and (b) shall survive the execution and delivery of this Agreement, regardless of any investigation made by Freddie Mac or on its behalf.

Section 9.16 Waiver of Claims.  IN ORDER TO INDUCE FREDDIE MAC TO EXECUTE AND DELIVER THE SERIES CERTIFICATE AGREEMENT, THE SPONSOR HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO CLAIMS, SET-OFFS OR DEFENSES AS OF THE CLOSING DATE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR IN CONNECTION WITH ANY OF THE OTHER SPONSOR DOCUMENTS.  TO THE EXTENT ANY SUCH CLAIMS, SET-OFFS OR DEFENSES MAY EXIST, WHETHER KNOWN OR UNKNOWN, THEY ARE EACH HEREBY WAIVED AND RELINQUISHED IN THEIR ENTIRETY.

Section 9.17 Waivers of Jury Trial.  THE SPONSOR AND FREDDIE MAC EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE SPONSOR AND FREDDIE MAC AS CREDIT FACILITY PROVIDER, LIQUIDITY FACILITY PROVIDER, PLEDGE CUSTODIAN AND ADMINISTRATOR THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[Signatures follow]

IN WITNESS WHEREOF, the Sponsor and Freddie Mac have executed this Reimbursement Agreement as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE
CORPORATION

By:             /s/ Clayton A. Davis
Clayton A. Davis
Director, Multifamily Structured and
Affordable Executions

[Signature page to ATAX TEBS Reimbursement Agreement]

ATAX TEBS I, LLC,  a Delaware limited liability company

By:	AMERICA FIRST TAX EXEMPT INVESTORS, L.P., a Delaware limited partnership, Member

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
Its:	General Partner

By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company
Its:         General Partner

By:            /s/ Michael J. Draper
Michael J. Draper
Chief Financial Officer

[Counterpart Signature page to ATAX TEBS Reimbursement Agreement]

SCHEDULE A

MORTGAGED PROPERTIES & YIELD MAINTENANCE PERIOD

Property Name and Location	Yield Maintenance End Date
Ashley Square (The Mill Apartments), Des Moines, Iowa	December 1, 2004
Bella Vista Apartments, Cooke County, Texas	April 1, 2016
Bent Tree Apartments, Columbia, South Carolina	Closing Date
Bridle Ridge Apartments, Greer, South Carolina	January 1, 2018
Brookstone Apartments, Waukegan, Illinois	November 1, 2024
Crescent Village, West Chester, Ohio	July 1, 2019
Cross Creek Apartments, Beaufort, South Carolina	September 1, 2022
Fairmont Oaks Apartments, Gainesville, Florida	April 1, 2008
Lake Forest Apartments, Daytona Beach, Florida	Closing Date
Post Woods, Reynoldsburg, Ohio	July 1, 2019
Runnymede Apartments, Travis County, Texas	October 1, 2017
Southpark Apartments, Austin, Texas	December 1, 2021
The Villages at Lost Creek Apartments, San Antonio, Texas	June 1, 2018
Willow Bend, Hilliard, Ohio	July 1, 2019
Woodlynn Village, City of Maplewood, Minnesota	November 1, 2017

SCHEDULE A-1

BONDS

Related Mortgaged Property		Bonds**
1.	Ashley Square (The Mill Apartments)	$6,500,000 Iowa Finance Authority Multifamily Mortgage Revenue Refunding Bonds (The Mill Apartments Project) Series 1999A
2.	Bella Vista Apartments	$6,800,000 Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Bella Vista Apartments) Series 2006
3.	Bent Tree Apartments	$11,130,000 South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Refunding Bonds (Bent Tree Apartments Project) Series 2000H-1
4.	Bridle Ridge Apartments	$7,885,000 South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Bridle Ridge Apartments) Series 2008
5.	Brookstone Apartments	$9,600,000 The County of Lake, Illinois Multifamily Housing Revenue Bonds (Brookstone Apartments Project) Series 2007
6.	Cross Creek Apartments	$8,850,000 South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Cross Creek Apartments Project) Series 2005
7.	Fairmont Oaks Apartments	Senior Beneficial Ownership Interest Certificate relating to $8,020,000 Florida Housing Finance Corporation Multifamily Mortgage Revenue Refunding Bonds 2003 Series I (Fairmont Oaks Apartments)
8.	Lake Forest Apartments	Senior Beneficial Ownership Interest Certificate relating to $10,620,000 Florida Housing Finance Corporation Multifamily Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)
9.	Ohio Portfolio: Crescent Village Post Woods Willow Bend	$14,708,000 Ohio Housing Finance Agency Multifamily Housing Revenue Bonds (Foundation for Affordable Housing Portfolio Project) Series 2010A
10.	Runnymede Apartments	$10,825,000 Austin Housing Finance Corporation Multifamily Housing Revenue Bonds (Runnymede Apartments Project) Series 2007
11.	Southpark Apartments	$14,175,000 Strategic Housing Finance Corporation of Travis County Multifamily Housing Mortgage Revenue Bonds (Southpark Apartments) Series 2006
12.	The Villages at Lost Creek Apartments	$18,500,000 Bexar County Housing Finance Authority Multifamily Housing Revenue Bonds (The Villages at Lost Creek Apartments Project) Series 2006A-1
13.	Woodlynn Village	$4,550,000 City of Maplewood, Minnesota Multifamily Housing Revenue Bonds (Woodlynn Village Project) Series 2007

**Original principal amount at bond issuance shown; see Schedule A-2 for principal amount deposited into Series Pool.

A-1-1

SCHEDULE A-2

ENHANCED BONDS AND ENHANCED CUSTODIAL RECEIPTS

I.           ENHANCED BONDS

	Bond Designation	Principal Amount Deposited
1.	South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Bridle Ridge Apartments) Series 2008	$ 7,865,000
2.	Senior Beneficial Ownership Interest Certificate relating to Florida Housing Finance Corporation Multifamily Mortgage Revenue Refunding Bonds 2003 Series I (Fairmont Oaks Apartments)	$ 7,610,000
3.	Ohio Housing Finance Agency Multifamily Housing Revenue Bonds (Foundation for Affordable Housing Portfolio Project) Series 2010A	$14,708,000
4.	Austin Housing Finance Corporation Multifamily Housing Revenue Bonds (Runnymede Apartments Project) Series 2007	$10,790,000
5.	Strategic Housing Finance Corporation of Travis County Multifamily Housing Mortgage Revenue Bonds (Southpark Apartments) Series 2006	$14,175,000

II.           ENHANCED CUSTODIAL RECEIPTS AND RELATED BONDS

Underlying Bonds	Enhanced Custodial Receipt Designation	Original Principal Amount Deposited
Iowa Finance Authority Multifamily Mortgage Revenue Refunding Bonds (The Mill Apartments Project) Series 1999A	RA-1	$4,805,000
Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Bella Vista Apartments) Series 2006	RA-2	$5,510,000
South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Refunding Bonds (Bent Tree Apartments Project) Series 2000H-1	RA-3	$7,160,000
The County of Lake, Illinois Multifamily Housing Revenue Bonds (Brookstone Apartments Project) Series 2007	RA-4	$6,763,000
South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Cross Creek Apartments Project) Series 2005	RA-5	$7,832,000
Senior Beneficial Ownership Interest Certificate relating to Florida Housing Finance Corporation Multifamily Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)	RA-6	$8,930,000
Bexar County Housing Finance Authority Multifamily Housing Revenue Bonds (The Villages at Lost Creek Apartments Project) Series 2006A-1	RA-7-1	$9,635,000
Bexar County Housing Finance Authority Multifamily Housing Revenue Bonds (The Villages at Lost Creek Apartments Project) Series 2006A-1	RA-7-2	$6,420,000
City of Maplewood, Minnesota Multifamily Housing Revenue Bonds (Woodlynn Village Project) Series 2007	RA-8	$3,933,000

SCHEDULE A-3

SUBORDINATE CUSTODIAL RECEIPTS AND RELATED BONDS

Underlying Bonds	Subordinate Custodial Receipt Designation	Original Principal Amount Deposited
Iowa Finance Authority Multifamily Mortgage Revenue Refunding Bonds (The Mill Apartments Project) Series 1999A	RB-1	$563,000
Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Bella Vista Apartments) Series 2006	RB-2	$1,185,000
South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Refunding Bonds (Bent Tree Apartments Project) Series 2000H-1	RB-3	$603,000
The County of Lake, Illinois Multifamily Housing Revenue Bonds (Brookstone Apartments Project) Series 2007	RB-4	$2,814,794
South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Cross Creek Apartments Project) Series 2005	RB-5	$880,029
Senior Beneficial Ownership Interest Certificate relating to Florida Housing Finance Corporation Multifamily Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)	RB-6	$388,000
Bexar County Housing Finance Authority Multifamily Housing Revenue Bonds (The Villages at Lost Creek Apartments Project) Series 2006A-1	RB-7	$2,445,000
City of Maplewood, Minnesota Multifamily Housing Revenue Bonds (Woodlynn Village Project) Series 2007	RB-8	$603,000

SCHEDULE A-4

PRE-SELECTED DEPOSITED ASSETS

(1)	Custodial Receipt No. RA-1 relating to:
Iowa Finance Authority Multifamily Mortgage Revenue Refunding Bonds
(The Mill Apartments Project) Series 1999A

(2)	Custodial Receipt No. RA-3 relating to:
South Carolina State Housing Finance and Development Authority
Multifamily Rental Housing Revenue Refunding Bonds
(Bent Tree Apartments Project) Series 2000H-1

(3)	Custodial Receipt No. RA-6 relating to:
Senior Beneficial Ownership Interest Certificate relating to Florida Housing Finance
  Corporation
Multifamily Housing Revenue Refunding Bonds
2001 Series G (Lake Forest Apartments)

(4)	Senior Beneficial Ownership Interest Certificate relating to:
Florida Housing Finance  Corporation
Multifamily Mortgage Revenue Refunding Bonds
2003 Series I (Fairmont Oaks Apartments)

SCHEDULE B

QUALIFICATIONS TO REPRESENTATIONS AND WARRANTIES

§ 2.1(d)(iii):                      The following Mortgaged Properties are undergoing rehabilitation:
•	Crescent Village
•	Post Woods
•	Willow Bend

The following Mortgaged Properties  are subject to the requirements of the Repair Escrow Agreement:  Ashley Square, Bent Tree, Bridle Ridge, Brookstone, Fairmont Oaks, Lake Forest, Runnymede, South Park, Villages at Lost Creek, Woodlynn Village.

§ 2.1(g):                      The proceeds of the Bonds relating to the following Mortgaged Properties are subject to disbursement in accordance with the related disbursing and servicing agreement.
•	Crescent Village
•	Post Woods
•	Willow Bend

§ 2.1(i):                      The following Mortgaged Properties do not satisfy the representations due to:
•	Villages at Lost Creek: Property taxes have been declared due and payable due to loss of exemption.

•	Crescent Village, Post Woods and Willow Bend have 3 Bond Mortgages but only one Loan Agreement and Bond Mortgage Note

§ 2.1(r):                      The following Mortgaged Properties do not satisfy the representations due to:
•	Southpark Ranch:
The Borrower does not hold its interest in the Mortgaged Property in fee simple, but pursuant to a ground lease.

•	Fairmont Oaks:
Access Endorsement not issued.  This endorsement is unavailable in Florida.

•	Lake Forest:
Access Endorsement not issued.  This endorsement is unavailable in Florida.

§ 2.1(s)
•	Villages at Lost Creek:
Real estate taxes owing in the approximate amount of $409,000 (with accrued interested the current amount is approximately $428,000 and will be approximately $454,000 as of the Closing Date).

B-1

§ 2.1(y)(vii):                      The following Mortgaged Property has a ground lease:
•	Southpark Ranch

§ 2.1(hh)(i) and (ii):                                           The following Mortgaged Properties have subordinate mortgage notes, secured by mortgages, payable to Sponsor Affiliate:
•	Bella Vista
•	Bent Tree
•	Ashley Square
•	Fairmont Oaks
•	Lake Forest
•	Woodlynn Village

§ 2.1(pp) :                      The following Mortgaged Properties have been relying on exemptions from real estate taxes, but a recent Texas court holding may result in loss of exemption:
•	Bella Vista
•	Runnymede
•	South Park Ranch
•	Villages at Lost Creek

B-2

SCHEDULE C

BOND MORTGAGE NOTE RATES

Bond Mortgage Mortgaged Property	Note Rate (%)
Ashley Square (The Mill Apartments), Des Moines, Iowa	6.25
Bella Vista Apartments, Cooke County, Texas	6.15
Bent Tree Apartments, Columbia, South Carolina	6.25
Bridle Ridge Apartments, Greer, South Carolina	6.00
Brookstone Apartments, Waukegan, Illinois	5.445
Crescent Village, West Chester, Ohio	7.00
Cross Creek Apartments, Beaufort, South Carolina	6.15
Fairmont Oaks Apartments, Gainesville, Florida	6.30
Lake Forest Apartments, Daytona Beach, Florida	6.25
Post Woods, Reynoldsburg, Ohio	7.00
Runnymede Apartments, Travis County, Texas	6.00
Southpark Apartments, Austin, Texas	6.125
The Villages at Lost Creek Apartments, San Antonio, Texas	6.25
Willow Bend, Hilliard, Ohio	7.00
Woodlynn Village, City of Maplewood, Minnesota	6.00

C-1

EXHIBIT I

TAX CREDIT AGENCY LETTERS APPLICABLE TO MORTGAGED PROPERTIES

None.

EXHIBIT II

AMORTIZATION SCHEDULES

See Data Tape.

EXHIBIT III

PREPAYMENT SCHEDULES

Bonds	First Optional Redemption at Par
Iowa Finance Authority Multifamily Mortgage Revenue Refunding Bonds (The Mill Apartments Project) Series 1999A	Closing Date
Texas Department of Housing and Community Affairs Multifamily Housing Revenue Bonds (Bella Vista Apartments) Series 2006	April 1, 2016
South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Refunding Bonds (Bent Tree Apartments Project) Series 2000H-1	Closing Date
South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Bridle Ridge Apartments) Series 2008	January 1, 2018
The County of Lake, Illinois Multifamily Housing Revenue Bonds (Brookstone Apartments Project) Series 2007	November 1, 2024
South Carolina State Housing Finance and Development Authority Multifamily Rental Housing Revenue Bonds (Cross Creek Apartments Project) Series 2005	September 1, 2022
Senior Beneficial Ownership Interest Certificate relating to Florida Housing Finance Corporation Multifamily Mortgage Revenue Refunding Bonds 2003 Series I (Fairmont Oaks Apartments)	April 1, 2008
Senior Beneficial Ownership Interest Certificate relating to Florida Housing Finance Corporation Multifamily Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)	Closing Date
Ohio Housing Finance Agency Multifamily Housing Revenue Bonds (Foundation for Affordable Housing Portfolio Project) Series 2010A	July 1, 2019
Austin Housing Finance Corporation Multifamily Housing Revenue Bonds (Runnymede Apartments Project) Series 2007	October 1, 2017
Strategic Housing Finance Corporation of Travis County Multifamily Housing Mortgage Revenue Bonds (Southpark Apartments) Series 2006	December 1, 2021
Bexar County Housing Finance Authority Multifamily Housing Revenue Bonds (The Villages at Lost Creek Apartments Project) Series 2006A-1	June 1, 2018
City of Maplewood, Minnesota Multifamily Housing Revenue Bonds (Woodlynn Village Project) Series 2007	November 1, 2017